AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 2006

Registration No. 333- 135514

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXPEDITION LEASING, INC.

(Name of small business issuer in its charter)

Florida	7350	20-1112910
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1900 Land O’ Lakes Blvd., Suite 105

Lutz, Florida 33549

(813) 833-7525 • Fax (813) 885-5911

(Address and telephone number of principal executive offices and principal place of business)

Jerry Keller

Expedition Leasing, Inc.

23110 SR 54, #346

Lutz, Florida, 33549

(813) 833-7525 • Fax (813) 885-5911

(Name, address and telephone number of agent for service)

Copies to:

John N. Giordano, Esq.

Bush Ross, P.A.

220 S. Franklin Street

Tampa, Florida 33602

(813) 224-9255 • Fax (813) 223-9620

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Stock, $.00001 par value (2)	5,229,800	$0.25	$1,307,450	$139.90
Total Registration Fee		$0.25	$1,307,450	$139.90

(1)	Represents (i) 5,000,000 shares of common stock issued to the selling shareholders in connection with a private placement transaction completed by the registrant on May 31, 2005; (ii) 119,800 shares of common stock issued to the selling shareholders in connection with a private placement transaction completed by the registrant on May 17, 2006; (iii) 10,000 shares of common stock issued to management for services rendered; and (iv) 100,000 shares of common stock issued in exchange for legal services rendered.
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers additional common shares that may be offered to prevent dilution as a result of stock splits, stock dividends or similar transactions relating to these shares.
(3)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended. The proposed maximum offering price per share is calculated in accordance with Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS (SUBJECT TO COMPLETION), DATED AUGUST 30, 2006

5,229,800 SHARES

EXPEDITION LEASING, INC.

COMMON STOCK

This prospectus relates to the offer and sale by some of our shareholders during the period in which the registration statement containing this prospectus is effective of up to 5,229,800 shares of common stock, consisting of:

•	5,000,000 common shares presently held by the selling shareholders issued in a private placement transaction completed on May 31, 2005;

•	119,800 common shares presently held by the selling shareholders issued in a private placement transaction completed on May 17, 2006;

•	10,000 common shares presently held by the selling shareholders issued in exchange for management services rendered; and

•	100,000 common shares presently held by the selling shareholders issued in exchange for legal services rendered.

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We anticipate seeking sponsorship for the trading of our common stock on the Over The Counter Bulletin Board maintained by the National Association of Securities Dealers (“OTCBB”) upon the effectiveness of the registration statement. The selling shareholders will offer our shares at $0.25 per share until our shares are quoted on the OTCBB, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of these shares by the selling stockholders. See “Use of Proceeds.” Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

Until the date forty days after the date of the first bona fide offering of securities under this registration statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions, if any.

An investment in the common shares offered for sale under this prospectus involves a high degree of risk. You should purchase our securities only if you can afford losing your entire investment. See “ Risk Factors” beginning on page 2 of this prospectus.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common shares offered for sale under this prospectus or the merits of that offering, or has determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is , 2006

1900 Land O’ Lakes Blvd., Suite 105

Lutz, Florida 33549

(813) 833-7525 • Fax (813) 885-5911

We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

The information in this prospectus is not complete and may be changed. We have filed a registration statement containing this prospectus with the Securities and Exchange Commission. The common stock offered for sale under this prospectus may not be offered for sale or sold until that registration statement is declared effective by the Securities and Exchange Commission. This prospectus is not an offer to sell the common shares—and does not solicit an offer to purchase the common shares—in any jurisdiction where this offer or sale is not otherwise permitted.

PROSPECTUS SUMMARY

This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, and, in particular, that section of this prospectus captioned “ Risk Factors .” Unless the context requires otherwise, “company,” “registrant,” “we,” “us,” and “our” and similar terms refer to Expedition Leasing, Inc.

The Company and Business

Expedition Leasing, Inc. is a development-stage leasing company, which, through its wholly-owned subsidiary, Expedition Holdings, Inc., is dedicated to purchasing motor-vehicles and equipment from third parties, leasing the equipment and motor-vehicles to consumers, servicing the lease contracts, and remarketing the leased equipment and motor-vehicles upon termination of the lease, as well as all other related business activities. We initially intend to market our services to high-risk borrowers who have had prior credit problems. Please see the section entitled “Description of Business” for further detail. The Company’s business mailing address and telephone number is 1900 Land O’ Lakes Blvd., Suite 105, Lutz, Florida, 33549, (813) 833-7525.

The Offering

The Issuer:	Expedition Leasing, Inc.

Nature of the Offering	This registration relates the resale by some of our shareholders during the period in which this registration statement remains effective.

The Selling Stockholders:	The selling stockholders consist of some of our existing stockholders who are identified in this prospectus.

Shares Offered by the Selling Stockholders:	The selling stockholders are offering up to 5,229,800 shares of our common stock, par value $.00001 per share.

Offering Price:	The selling stockholders will sell their shares of our common stock at a price of $0.25 per share until our common stock is quoted on the OTCBB, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

Terms of the Offering:	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be approximately $40,000. Refer to “Plan of Distribution”.

Termination of the Offering:	The offering will conclude when all of the 5,229,800 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of shares.

Use of Proceeds:	We will not receive any proceeds from this offering. We will incur all costs associated with the filing of this registration statement and prospectus.

No Present Public Market for Our Common Stock:	Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Outstanding Shares of Common Stock:	There were 25,229,800 shares of our common stock issued and outstanding as at August 23, 2006.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

Summary Financial Data, Affiliate Transactions, and Going Concern Opinion

Set forth below is selected information derived from the (i) unaudited condensed consolidated statement of operations of Expedition Leasing, Inc. and its subsidiary for the three months ending March 31, 2006 and for the period from May 12, 2004 (date of inception) through March 31, 2006, and (ii) the unaudited condensed consolidated balance sheet of Expedition Leasing, Inc. and its subsidiary as of March 31, 2006, all of which are included elsewhere in this prospectus. You should read the information set forth below together with the financial statements and the notes presented therewith contained in this prospectus. Since inception on May 12, 2004, the Company has had total rent revenues of $17,000, a net loss of $107,763, and currently has only three leases generating revenues. Also, of the $17,000 in rent revenues since inception, approximately $5,000 is from a related party of the Company. We currently have three leases, two for vehicles and one for equipment. One of the vehicle leases is to a related party, Total M.I.S., Inc., a company wholly owned by Edwin McGusty, the Company’s founder. This related party lease accounts for approximately 25% of the Company’s recorded revenues since inception. We also direct your attention that, in connection with our financial statements for the year ending December 31, 2005, our auditors noted that we had a negative working capital of $33,252 and expressed substantial doubt about our ability to continue as a going concern. Our financial condition has not improved since December 31, 2005.

SUMMARY STATEMENT OF OPERATIONS DATA

(Dollar amounts and share data)

	Three Months ending March 31, 2006	May 12, 2004 (date of inception) through March 31, 2006
Rent Revenue	$2,400	$17,000
Total Revenue	$4,124	$20,167
Net (Loss)	$(15,797)	$(107,763)

SUMMARY BALANCE SHEET DATA

As of March 31, 2006
Total Assets	$99,762
Total Liabilities	$157,225
Total Stockholders' Deficit	$(57,463)

See “Financial Statements” section of this prospectus.

RISK FACTORS

An investment in our common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties.

Risks Relating To Our Business

We have a limited operating history upon which you can evaluate our business.

To date, we are a development stage company principally engaged in purchasing motor vehicles and equipment from third parties, leasing the equipment and motor vehicles to consumers, servicing the lease contracts and remarketing the leased equipment and motor vehicles at the termination of the lease. Our limited operating history will make it difficult, if not impossible, to predict future operating results and to assess the likelihood of our business success in considering an investment in our company. Risks and issues inherent in the establishment and expansion of a new business enterprise which we face include, among others, problems of entering new markets, marketing our services, hiring and training personnel, acquiring reliable facilities and equipment, and implementing operational controls. As a development stage company, we are also subject to risks and levels of risk that are often greater than those encountered by companies with established operations and relationships. Development stage companies often require significant capital from sources other than operations. Since we are a development stage company, our management and employees will shoulder the burdens of the business operations and a workload associated with company growth and capitalization that is disproportionately greater than that for an established business. We cannot give you any assurance that we will successfully address these risks. Our prospects must be considered speculative, which may limit our ability to encourage further investment in our company.

As our auditors have expressed a substantial doubt as to our ability to continue as a going concern, there is a significant risk that our business will fail.

From our inception on May 12, 2004 through March 31, 2006, we have incurred operating losses of $107,763. The likelihood of our success must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of new businesses. Our independent auditors have issued a going concern qualification in their report dated February 17, 2006, which raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate sufficient cash flows to meet our obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitable operations. However, there can be no assurance that we will generate sufficient revenues from the services offered by us to operate at a profit or pay expenses. Our cash on hand and contractually committed capital are not sufficient to fund our planned operations for 12 months from the date of this prospectus.

Need for additional funds to fund our anticipate plan of operation.

We anticipate that we will need $500,000 to fund our planned operations for the next twelve (12) months. There is a substantial likelihood that we will not obtain $500,000 and that we will not be able to implement our strategic plan or continue our operations.

We may not be able to implement our business strategies, which could impair our ability to continue operations.

Implementation of our business strategies will depend, in large part, on our ability to (i) attract a significant number of customers; (ii) effectively introduce acceptable services to our customers; (iii) obtain adequate financing on favorable terms to fund our business strategies; (iv) maintain appropriate procedures, policies, and systems; (v) hire, train, and retain skilled employees; (vi) continue to operate with increasing competition in the leasing industry; and (vii) establish, develop and maintain name recognition. Our inability to obtain or maintain any or all these factors could impair our ability to implement our business strategies successfully, which could have material adverse effects on our results of operations and financial condition.

We may be unsuccessful in managing our growth, which could prevent us from becoming profitable.

While it may not be realized, we are planning for significant growth for the foreseeable future. Our growth may place a significant strain on our management, financial and operating resources. Failure to manage this growth effectively could have a material adverse affect on our financial condition or results of operations. Part of our business strategy may be to acquire assets or other companies that will complement our existing business. We are unable to predict whether or when any material transaction will be completed should negotiations commence. If we proceed with any such transaction, we may not effectively integrate the acquired operations with our own operations. We also may seek to finance any such acquisition by debt financings or issuances of equity securities, and such financing may not be available on acceptable terms or at all.

If we are unable to raise additional working capital, we will be unable to fully fund our operations and to otherwise execute our business plan, leading to the reduction or suspension of our operations and ultimately our going out of business.

We believe that our currently available working capital will be sufficient to continue our business for at least the next three (3) months. Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, such as through the acquisition of new companies, the depletion of our working capital would be accelerated. To the extent it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, a merger with another entity, or a combination of the foregoing. We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities. We currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

Even if we are able to raise additional financing, we might not be able to obtain it on terms that are not unduly expensive or burdensome to the company or disadvantageous to our existing shareholders.

Even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to the company or disadvantageous to our existing shareholders. For example, we may be forced to sell or issue our securities at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting or veto, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features; the issuance of warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; and the grant of registration rights with significant penalties for the failure to quickly register. If we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations.

We are dependent on key personnel and need to hire additional qualified personnel. Were we to lose our sole director and officer, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of working capital.

Our success depends to a critical extent on the continued efforts of Mr. Jerry Keller, our sole officer and director. The loss of Mr. Keller’s services could have a material adverse effect on our business, results of operations and financial condition. Mr. Keller is also involved in other business activities in addition to his management role with our company. As such, he may not be able to devote sufficient time to our business affairs, which may negatively impact our ability to market and conduct our current operations. Mr. Keller currently spends roughly ten percent of his working hours with us. When and if our business increases, Mr. Keller intends to increase the number of working hours spent with us, on an as needed basis. Ultimately, Mr. Keller could devote a majority of his work time to managing our operations, up to approximately ninety percent.

Our future success also depends on our continuing ability to attract and retain highly qualified technical and managerial personnel. We do not carry key person life insurance on any of our senior management personnel.

Our sole officer and director has no experience in the management of a public company.

Mr. Keller has no experience in the management of a public company. As sole officer and director, Mr. Keller will be responsible for both establishing and maintaining all disclosure controls and internal controls over financial reporting requirements. Such responsibilities can tax even experienced managers of publicly-traded companies. Accordingly, there is an increased risk that we will fail to establish and maintain the effective disclosure controls and internal controls over financial reporting requirements which are required by law.

The market for our services is highly competitive, which could have a material adverse effect upon our ability to attract and retain customers, which, in turn, would negatively impact our revenue.

We operate in a highly competitive environment and will compete with finance affiliates of equipment manufacturers, other independent finance and leasing companies, as well as commercial banks. Many of these organizations have substantial financial and other resources and, as a consequence, are able to compete on a long-term basis within the market segment which we hope to serve. In addition, because we have only three customers from which all our revenues to date have come, one of whom is a related party, it is uncertain that we will be able to expand our customer base against such larger competitors. We cannot assure you that we will be able to compete successfully against current and future competitors or that competitive pressures will not materially and adversely affect our business, financial condition and results of operations. Furthermore, because we expect to rely initially on a small number of clients in and around the Tampa Bay area of Florida, our business may be more susceptible to adverse risks of competition. Some of our major competitors in the area include Synovus Leasing Company, CapStar Leasing, Fountainhead Funding, and FirstLease among many others.

Our current customer base is very limited; We will lease to individuals and small and medium -sized companies which present a greater risk of nonpayment than larger companies.

We currently have only three customers, one of whom is a related party. Further, these are the only customers that we have had since our inception. If we are able to develop a customer base, our customers will likely consist primarily of individuals and small and medium-sized businesses. Our current customers include one individual and two small businesses. Compared to larger, publicly owned firms, these companies generally have more limited access to capital and higher funding costs, may be in a weaker financial position and may need more capital to expand or compete. These financial challenges may make it difficult for our clients to make scheduled payments of interest or principal on our leases. Accordingly, advances made to these types of clients entail higher risks than advances made to companies who are able to access traditional credit sources.

Numerous factors may affect a client’s ability to make scheduled payments on its lease, including the failure to meet its business plan or a downturn in its industry. In part because of their smaller size, our projected client base may:

•	experience significant variations in operating results;

•	have narrower product lines and market shares than their larger competitors;

•	be particularly vulnerable to changes in customer preferences and market conditions;

•	be more dependent than larger companies on one or more major customers, the loss of which could materially impair their business, financial condition and prospects;

•	face intense competition, including from companies with greater financial, technical, managerial and marketing resources;

•	depend on the management talents and efforts of a single individual or a small group of persons for their success, the death, disability or resignation of whom could materially harm the client’s financial condition or prospects; or

•	have less skilled or experienced management personnel than larger companies.

We depend on the creditworthiness of our lessees. As such, we may incur losses if our lessees fail to perform. The failure of our lessees to perform under their lease contracts could result in losses. If defaults occur, these defaults would adversely affect our ability to realize the anticipated return on our lease portfolio and, therefore, have a negative effect on our financial condition as well as our ability to obtain additional funding. We cannot assure you that our experience, criteria or procedures will afford adequate protection against these risks.

Leasing to customers with sub-prime credit rating may make our lease portfolio susceptible to high levels of default, resulting in a heightened risk of nonpayment to us and, therefore, a heightened risk of loss of investment to our investors.

We expect that many customers who might enter into lease contracts with us generally do not have access to other sources of credit because they do not meet the credit standards imposed by traditional lease financing sources, which in the lease finance business generally includes insured-deposit taking institutions such as banks, thrifts and credit unions, and finance companies which are “captives” (i.e., finance subsidiaries) of equipment and automobile manufacturers. Sub-prime lease customers may as a group be more likely to be unable (or unwilling) to fully perform their lease obligations and pose a statistically greater risk of default than prime credit lease customers. Our customers may typically be considered a sub-prime credit risk due to limited income, tarnished credit history (e.g., prior bankruptcy, history of default or delinquent payments on other types of installment credit) or a lack of credit history. The performance of a sub-prime lease portfolio such as ours may be more susceptible to performance deterioration than a prime portfolio, since the lease customers, being more marginal credit risks, are likely to be disproportionately affected by economic downturns. Leasing to customers with sub-prime credit ratings is riskier. The increased risk of default by the customers that we lease to increases the risk that we will not have sufficient monies to fund our ongoing operations. Since we enter into lease contracts with customers with sub-prime credit ratings, there is an increased risk that a large percentage of our portfolio of lease contracts will be in default. The greater the amount of defaults in payments of lease contracts to us, the greater the risk that we will be unable to fund our ongoing operations and continue as a going concern.

Overestimation of the residual value of leased equipment could cause us to suffer losses when the equipment is repossessed or returned to us upon lease termination.

At lease inception, we must estimate what the value of the leased equipment will be at the end of the scheduled lease term, a value generally described in the leasing industry as the “residual value.” Our leases are designed to recover the depreciation in the value of each vehicle over the life of the lease, and the projection of residual value is a key element in the way we structure the financial terms of our leases. At the end of the lease term, the proceeds we receive from disposition of the leased equipment may be less than our expected residual value for a number of reasons. Among possible reasons are a possible inaccuracy of the initial estimate, changes in the market for the specific model of the leased equipment or the used equipment market in general, and ineffective remarketing efforts by us. At the end of the scheduled lease term, we generally will dispose of the leased equipment either by selling it to the lease customer (or some other party related to the lease customer) or by selling it “wholesale” in the used equipment market. If we realize proceeds from such disposition in an amount less than our original estimate of the residual value, whether due to inaccuracy of the original estimate, ineffective remarketing efforts, or adverse changes in the market for that leased equipment, we may realize a loss on the equipment. Losses suffered on the disposition of off-lease equipment could reduce our ability fund our ongoing operations.

Statutory liens may preclude collection of lease payments which fall into default or repossession of some vehicles, resulting in lost revenues.

Some creditors may have rights with respect to leased equipment which will limit the value of such equipment as collateral or as a source of repayment funds. Statutory liens for repairs, unpaid storage charges or unpaid taxes may have priority even over a perfected security interest in the equipment, and, with regard to motor vehicles we may lease, certain state and federal laws permit the confiscation of motor vehicles used in unlawful activity. Liens for repairs or taxes, or the confiscation of a vehicle, could arise or occur at any time during the term of a lease contract and may result in the loss or impairment of the trustee’s perfected security interest in the leased equipment. We may not be given any notice in the event such a lien arises or confiscation occurs.

Federal and state laws governing creditor-debtor relationships may limit our ability to collect lease payments which fall into default.

We may find it difficult to collect fully from lease customers who declare bankruptcy or who have insufficient assets to pay the amount owed to us. Our failure to do so will diminish our profitability and our ability to fund our ongoing operations. Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay our ability to repossess, resell or re-lease equipment or enforce a claim for damages. In addition, we may determine that a damage claim is not an appropriate or economically viable remedy, or we may settle at a discount any judgment that we do obtain. In the event we do not obtain deficiency judgments, and deficiencies are not satisfied or are satisfied at a discount or discharged, in whole or in part, the loss will be borne by us and could adversely affect our ability to fund our ongoing operations. Federal and state consumer protection laws may limit our ability to enforce the leases generated by us. Numerous federal and state consumer protection laws impose requirements upon the origination, form, and collection of lease contracts. State laws impose finance charge ceilings and other restrictions on consumer transactions and may require certain contact disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lessors who fail to comply with their provisions. A risk exists that this liability could affect our ability, as lessor under certain of the lease contracts and as an assignee of certain lease contracts, to enforce the lease contracts. In addition, certain of these laws make an assignee of such a contract liable to the lease customer for any violation by the assignor. Accordingly, as a holder of the lease contracts, we could be subject to liability to a lease customer under one or more of the lease contracts.

Tort claimants against our lease customers may seek recovery from us as the owner of the leased equipment.

Under the laws of certain states, we could suffer vicarious tort liability as the owner of equipment involved in an accident or otherwise causing personal injury or property damage. We will attempt to mitigate this potential liability by requiring that all lease customers carry liability insurance in specified minimum amounts naming us as additional insured and loss payee. In addition, we will maintain contingent and excess liability policies to protect our interest in the event that a lease customer’s required insurance is not available or is inadequate in any given case. If we were not adequately protected by insurance, substantial judgment liabilities against us could have a material adverse effect on our business, results of operations and our financial condition.

We may become subject to additional regulation, which could increase our operating costs.

There are numerous state laws regarding the lease of vehicles. Although we believe we have obtained all licenses necessary to operate our business, government authorities may take the position that state vehicle financing laws, motor vehicle dealer laws or related consumer protection laws apply to our business. If this occurs or if regulatory requirements change or additional requirements are imposed on us, we may be required to modify aspects of our business which may result in additional costs to us.

Risks Relating To An Investment In Our Securities

There is no active trading market for our common stock, and if a market for our common stock does not develop our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the OTCBB maintained by the NASD upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. As of the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTCBB or, if traded, that a public market will materialize. Further, the OTCBB is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTCBB or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.

The market price for our common shares, if listed, is likely to be highly volatile given our status as a relatively unknown development stage company, limited operating history and lack of revenues or profits to date, which could lead to wide fluctuations in our share price. The price at which you purchase our common shares may not be indicative of the price that will prevail in the trading market, if a trading market is ever established. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you. The volatility in our common share price may subject us to securities litigation.

The market price of our common stock, if listed, is likely to be highly volatile and could fluctuate widely in price in response to various factors. First, if our common stock is listed, we will likely have relatively few common shares outstanding in the “public float” since most of our shares are held by a small number of shareholders. In addition, if listed, our common shares will likely be sporadically or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without a material reduction in share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of revenues or profits to date, and uncertainty of future market acceptance for our services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Additionally, in the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; development of a successful marketing program; acceptance of our lease services; government regulations and approvals; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.

Our common stock will be subject to the “Penny Stock” rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently plan to have our common stock quoted on the OTCBB maintained by the NASD, which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and obtaining future financing. Further, our securities will be subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade “penny stock” because of the requirements of the “penny stock rules” and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules,” investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

Since a single shareholder currently beneficially owns the majority of our outstanding common shares, that single shareholder will retain the ability to control our management and the outcome of corporate actions requiring shareholder approval notwithstanding the overall opposition of our other shareholders. This concentration of ownership could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

Edwin McGusty owns a majority of our outstanding common shares. As a consequence of his controlling stock ownership position, he retains the ability to elect a majority of our board of directors or to remove any director, and thereby controls our management. Mr. McGusty also has the ability to control the outcome of corporate actions requiring shareholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. Mr. McGusty actively evaluates potential modifications to our board of directors and management, and could make such modifications—or wholesale changes—at any time if deemed to be in the company’s best interest.

There are no foreseeable dividends on our common shares.

We do not anticipate paying any dividends on our common shares in the foreseeable future. Rather, we plan to retain earnings, if any, for the operation and expansion of our business.

Our issuance of additional common shares or preferred shares, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights. Our issuance of preferred shares, or options or warrants to purchase those shares, could negatively impact the value of your investment in our common shares as the result of preferential voting rights or veto powers, dividend rights, disproportionate rights to appoint directors to our board, conversion rights, redemption rights and liquidation provisions granted to the preferred shareholders, including the grant of rights that could discourage or prevent the distribution of dividends to you, or prevent the sale of our assets or a potential takeover of our Company that might otherwise result in you receiving a distribution or a premium over the market price for your common shares.

We are entitled, under our certificate of incorporation to issue up to 100,000,000 common and 50,000,000 “blank check” preferred shares. After taking into consideration our outstanding common and preferred shares as of August 23, 2006, we will be entitled to issue up to 74,770,200 additional common shares and 50,000,000 preferred shares. Our board may generally issue those common and preferred shares, or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. Any preferred shares we may issue shall have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development and marketing plans. It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our various stock plans. We cannot give you any assurance that we will not issue additional common or preferred shares, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

Since the Company has limited operating history and no public trading market, the offering price of $0.25 per share has been arbitrarily set by the Selling Stockholders, without the assistance of any investment banking firm or other independent analyst.

The selling stockholders are offering our shares at $0.25 per share until our shares are quoted on the OTCBB, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. The selling stockholders established an offering price of $0.25 based upon the most recent sales price of the common stock in a private offering. The offering price of $0.25 per share in the most recent private offering was arbitrarily set by us, without the assistance of any investment banking firm or other independent analyst. We based the price principally upon our determination as to the amount of expenses which we have incurred to date and the net capital which we have anticipated as being needed to stabilize our early viability and underpin our desired rate of growth.

The elimination of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains provisions which eliminate the liability of our directors for monetary damages to our Company and shareholders to the maximum extent permitted under Florida corporate law. Our bylaws also require us to indemnify our directors to the maximum extent permitted by Florida corporate law. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our Company and shareholders.

FORWARD-LOOKING STATEMENTS

In this prospectus, we make a number of statements, referred to as “forward-looking statements,” which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances.

You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “ intend, ” “ plan, ” “ budget, ” “ project, ” “ may be, ” “ may continue, ” “ may likely result, ” and similar expressions. When reading any forward looking statement, you should remain mindful that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, such as those relating to:

•	whether or not a market for our services develops and, if a market develops, the pace at which it develops;

•	our ability to successfully sell our services if a market develops;

•	our ability to attract the qualified personnel to implement our growth strategies;

•	our ability to develop sales and marketing capabilities;

•	the accuracy of our estimates and projections;

•	our ability to fund our short-term and long-term financing needs;

•	changes in our business plan and corporate strategies; and

•	other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned “Risk Factors” and “Plan of Operation. ”

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our Company and our business made elsewhere in this prospectus, as well as other public reports filed with the SEC. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sale of the common stock will be retained by the selling stockholders, and will not be paid or remitted or otherwise made available to our Company. We will, however, incur all costs associated with this registration statement and prospectus.

DETERMINATION OF OFFERING PRICE

As there is no public market for our common stock, we fixed the benchmark offering by reference to our most recent private offering of our common stock, which was effected at $0.25 per share. The selling stockholders will sell their common stock at the price of $0.25 per share, until our common stock is quoted on the OTCBB or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

We have not applied for listing or quotation on any public market. If our common stock becomes publicly traded and a market for the stock develops, the actual offering price of the shares that are the subject of this prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders named in this prospectus.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING SECURITY HOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock by the Selling Stockholders as of August 23, 2006. The table further sets forth (i) the name of each Selling Stockholder who is offering the resale of shares of common stock, (ii) the number of shares of common stock that may be sold in this offering; (iii) the number of shares of common stock to be beneficially owned by each Selling Stockholder after the completion of this offering assuming the sale of all of the shares of the common stock offered by each Selling Stockholder; and (iv) if one (1%) percent or more, the percentage of outstanding shares of common stock to be beneficially owned by each Selling Stockholder after the completion of this offering assuming the sale of all of the shares of common stock offered by each Selling Stockholder. The percentage of beneficial ownership reported in the following table is based upon 25,229,800 shares of our common stock which were outstanding on August 23, 2006. Except as noted below, none of the Selling Stockholders have had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years.

The shares to be sold by the selling stockholders were issued in transactions described under the heading “Recent Sales of Unregistered Securities,” located on page 56 of this prospectus.

The Selling Stockholders are offering, by this prospectus, as of the date of this prospectus, as indicated in the following table, an aggregate of 5,229,800 shares of our common stock presently held by the Selling Stockholders.

TABLE OF SELLING STOCKHOLDERS

	Securities Owned By Selling Stockholders Prior to Offering (1, 2)		Securities Being Offered By Selling Stockholders		Securities Beneficially Owned By Selling Stockholders After the Offering (3)
Name of Selling Stockholder	Common Stock (direct ownership) (a)	Common Stock issuable upon conversion or exercise of derivative securities (indirect ownership) (b)	Common Stock (direct ownership) (c)	Common Stock issuable upon conversion or exercise of derivative securities (indirect ownership) (d)	Common Stock to be Beneficially Owned After Offering (e)	Percentage Assuming All Shares Offered are Sold (3) (f)
Robert McPhail	4,000	—	4,000	—	0	*
Robert W. Christian, Jr.(6)	4,000	—	4,000	—	0	*
Joseph J. Jacob	8,000	—	8,000	—	0	*
David Curzio	4,000	—	4,000	—	0	*
Joy Melton(6)	8,000	—	8,000	—	0	*
Keith Jarvis	4,000	—	4,000	—	0	*
Rosa Perez	4,000	—	4,000	—	0	*
Robert W. Christian, Sr.(6)	4,000	—	4,000	—	0	*
Tess Dalka	4,000	—	4,000	—	0	*
John W. Parker, III	2,000	—	2,000	—	0	*
Stacy Ann Cardamone	400	—	400	—	0	*
Doug Bradley	800	—	800	—	0	*
Kevin Scholz	4,000	—	4,000	—	0	*
Robert Myslivec	4,000	—	4,000	—	0	*
Michael A. Spirtos	4,000	—	4,000	—	0	*
Drosos A. Spirtos	8,000	—	8,000	—	0	*
Amy K. Willis	800,000	—	800,000	—	0	3.2%
Stacy Bagley	950,000	—	950,000	—	0	3.8%
Christopher D. Phillips(6)	1,000,000	—	1,000,000	—	0	4.0%
Mario Scarpa	650,000	—	650,000	—	0	2.6%
Jess Tucker(6)	750,000	—	750,000	—	0	3.0%
Natalie Collins	850,000	—	850,000	—	0	3.4%
Kevin Collins	4,000	—	4,000	—	0	*
Charles Yawn	1,000	—	1,000	—	0	*
Candice Casto	400	—	400	—	0	*
Brenda & Daniel Ruthbone	400	—	400	—	0	*
Dale & Marilyn Phillips	8,000	—	8,000	—	0	*
Brian Thorton	1,000	—	1,000	—	0	*
D. Joan Hoskins	1,000	—	1,000	—	0	*
Stewart Rouse	1,000	—	1,000	—	0	*
Bryan & Crystal Beaven	1,000	—	1,000	—	0	*
Lisa Duncan	2,000	—	2,000	—	0	*
George & Angela King	1,000	—	1,000	—	0	*
Vickie Hagen	1,400	—	1,400	—	0	*
Bruce Jordan(6)	4,000	—	4,000	—	0	*
Lisa Cataudella	400	—	400	—	0	*
Andre Salazar	20,000	—	20,000	—	0	*
Patricia Armstrong	2,000	—	2,000	—	0	*
Raymond Hulse	4,000	—	4,000	—	0	*
Bush Ross, P.A.(4)	100,000	—	100,000	—	0	*
Jerry Keller(5)	10,000	—	10,000	—	0	*
TOTAL SHARES	5,229,800	—	5,229,800	—	0	20.7%

*	Less than 1%
(1)	The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares as to which the Selling Stockholder has the right to acquire within sixty (60) days.
(2)	The percentage of beneficial ownership reported in the table is based upon 25,229,800 shares of our common stock which were outstanding on August 23, 2006.
(3)	Assumes all shares registered on this prospectus are sold.
(4)	Represents shares issued in exchange for legal services performed by Bush Ross, P.A. John N. Giordano has sole voting and dispositive control over the securities of Expedition Leasing, Inc. owned by Bush Ross, P.A. Mr. Giordano disclaims beneficial ownership of the securities of Expedition Leasing, Inc. owned by Bush Ross, P.A., except to the extent of his pecuniary interest therein, and the inclusion of these shares in this filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.
(5)	Represents shares issued in exchange for services as our President. Jerry Keller is the sole director and officer of the Company.
(6)	Robert W. Christian, Jr., Joy Melton, Robert W. Christian, Sr., Christopher D. Phillips, and Bruce Jordan are affiliates of Midtown Partners & Co., LLC, a licensed broker-dealer. Jess Tucker is an affiliate of James I. Black & Co., a licensed broker-dealer. Each of these individuals has certified to the Company that: (i) the above securities were purchased in the ordinary course of business and (ii) at the time of the purchase of the securities, there was no agreement or understanding, directly or indirectly, with any person to distribute the securities.

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Agreements to Resell the Shares

No selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The selling stockholders will sell their shares at an offering price of $0.25 per share until our shares are quoted on the OTCBB, or listed for trading or quoted on any other public market. Thereafter, the sales price offered by the selling stockholders to the public may be:

1.	The market price prevailing at the time of sale;

2.	A price related to such prevailing market price; or

3.	Such other price as the selling stockholders determine from time to time.

Our common stock is not currently listed on any national exchange or qualified for trading on any electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or to qualify our shares for trading on any electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with re-sales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

As of August 16, 2006, up to 25,000,000 shares of common stock may be sold under Rule 144 promulgated under the Securities Act, as amended. During any three month period, each shareholder would be limited to sales of no more than one percent (1%) of the shares outstanding, i.e., 252,298 shares.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act will apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $40,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL PROCEEDINGS

We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Directors

As of August 23, 2006, our sole director and executive officer was Jerry Keller. His age, positions, date of initial election or appointment, and the expiration of his term is as follows:

Name of Director/Executive Officer	Age	Position	Period Served
Jerry Keller	65	President, Secretary, Treasurer and Director	August 31, 2004 through Present.

Duties, Responsibilities And Experience

Mr. Jerry Keller. Mr. Keller was named President, Secretary, Treasurer and sole director of Expedition Leasing, Inc. on August 31, 2004 and will serve the Company in these capacities until his successor is elected and qualified, or until his earlier resignation or removal. Since January of 2003, Mr. Keller has also served as President of J.M. Keller Services, Inc., a real estate administrative services management company. From January 2000 until January of 2003, Mr. Keller owned and managed J. M. Keller Real Estate Group Inc., a commercial real estate brokerage and development company which specialized in industrial properties and provided acquisition, development, consulting, management and leasing services.

Significant Employees

Other than the executive officers named above, the Company does not have any “significant employees.”

Family Relationships

There are no known family relationships among any of our directors and executive officers.

Involvement In Legal Proceedings

To the best of our knowledge, during the past five years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees of the Board Of Directors

At present, we do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. This is primarily due to our size and our status as a development stage company. Mr. Keller performs some of the same functions of an audit committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditor’s independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting controls.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information with respect to the beneficial ownership of our common stock as of August 23, 2006 for (i) any person who we know is the beneficial owner of more than 5% of our outstanding common stock; (ii) each of our directors or those nominated to be directors, and executive officers; and (iii) all of our directors and executive officers as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class (3)
Common	Edwin McGusty (4)	20,000,000	79.3%
Common	Jerry Keller	10,000	*
Common	All Officers and Directors as a Group	10,000	*

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each shareholder is 1900 Land O’ Lakes Blvd., Suite 105, Lutz, Florida 33549.
(2)(3)	Applicable percentage of ownership is based on 25,229,800 shares of common stock being issued and outstanding. Calculations do not include outstanding warrants, options, or other rights issued by the Company, unless the reporting person is the beneficial owner of the warrant, option, or other right. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, we believe that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them.
(4)	Edwin McGusty is a broker with Midtown Partners & Co., LLC, an NASD licensed broker-dealer.

Change of Control

There is currently no arrangement which may result in a change of control of the Company.

DESCRIPTION OF SECURITIES

General

As of August 23, 2006, the Company had 25,229,800 shares of common stock outstanding, and no shares of preferred stock outstanding. The following description of the Company’s capital stock is a summary. You may also refer to the provisions of the Company’s Articles of Incorporation and Bylaws, copies of which are attached as exhibits to this Registration Statement. Our shares of common stock were held by 42 stockholders of record as of the date hereof.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of the common stock do not have cumulative voting rights, which means that the holders of more than one-half of the Company’s outstanding shares of common stock can elect all of the Company’s directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available for that purpose and, upon the Company’s liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on any preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is duly authorized and validly issued, fully paid, and non-assessable. In the event the Company were to elect to sell additional shares of common stock, holders of our common stock would have no right to purchase additional shares. As a result, the common stockholders’ percentage equity interest would be diluted.

The issued and outstanding shares of the Company’s common stock are fully paid and not liable for further call and assessment. Except as otherwise permitted by Florida law, and subject to the rights of the holders of preferred stock, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voted as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.

The par value of the common stock is $0.00001.

Preferred Stock

The Company may issue preferred stock in one or more series and having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and preferences and redemption rights, as may, from time to time, be determined by the Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters, as the Board of Directors deems appropriate. In the event that the Company determines to issue any shares of preferred stock, a certificate of designation containing the rights, privileges, and limitations of this series of preferred stock shall be filed with the Florida Secretary of State. The effect of this preferred stock designation power is that the Company’s Board of Directors alone, subject to federal securities laws, applicable blue sky laws, and Florida law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the Company’s stockholders, and may adversely affect the voting and other rights of the holders of the Company’s common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of the Company’s common stock, including the loss of voting control to others. As of the date of hereof, the Company has not issued any shares of preferred stock.

The par value of the preferred stock is $0.01.

Options, Warrants and Other Securities Convertible into Common Stock

As of August 23, 2006, there were no options, warrants or other securities convertible into common stock issued or outstanding.

Registration Rights

None.

Anti-Takeover Provisions

The Florida Control Share Act (the “FCSA”) generally provides that shares acquired in a control share acquisition will not possess any voting rights unless such voting rights are approved by a majority of the corporation’s disinterested shareholders. A “control share acquisition” is an acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares of a publicly held Florida corporation. “Control shares” are shares which, except for the FCSA, would have voting power that, when added to all other shares owned by a person or in respect to which such person may exercise or direct the exercise of voting power, would entitle such person immediately after acquisition of such shares, directly or indirectly, alone or as part of a group, to exercise or direct the exercise of voting power in the election of directors within any of the following ranges: (i) at least 20% but less than 33.33% of all voting power; (ii) at least 33.33% but less than a majority of all voting power; or (iii) a majority or more of all voting power.

Under the FCSA, a Florida corporation may expressly opt out of the application of the terms of the FCSA in its bylaws, in which case the shares acquired in a control share acquisition will automatically possess full voting rights without the requirement of the approval of a majority of the corporation’s disinterested shareholders. We have not opted out of the FCSA in our bylaws.

Transfer Agent

Our stock transfer agent is Florida Atlantic Stock Transfer, 7130 Nob Hill Road, Tamarac, Florida, 33321.

INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock of Expedition Leasing, Inc. will be passed upon for Expedition Leasing, Inc. by Bush Ross, P.A. Bush Ross, P.A., currently owns 100,000 shares of our common stock which are being registered as part of this prospectus.

The consolidated balance sheets of Expedition Leasing, Inc. and subsidiary of December 31, 2005 and 2004 and the consolidated statements of operations and cash flows for the years then ended, and stockholders’ equity from inception May 12, 2004 to December 31, 2005, and included in the registration statement on Form SB-2, of which this prospectus forms a part, have been included herein in reliance on the reports of Pender Newkirk & Company, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer or director to the full extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provision, or otherwise, the small business issuer has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless, in the opinion of our legal counsel, the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on May 12, 2004 under the laws of the State of Florida. Our wholly-owned subsidiary Expedition Holdings, Inc. was also incorporated on May 12, 2004 under the laws of the State of Florida. Please see the section entitled “Certain Relationships and Related Transactions” for a summary of all transactions with promoters.

DESCRIPTION OF BUSINESS

General

The discussion below contains a summary of our business plan; as such, it should be read with the understanding that we have had limited operations. There can be no assurance that any or all of the items discussed in this section will be realized.

Expedition Leasing, Inc. was founded on May 12, 2004. We are a development-stage leasing company, which, through our wholly-owned subsidiary, Expedition Holdings, Inc., is dedicated to purchasing motor-vehicles and equipment from third parties, leasing the equipment and motor-vehicles to consumers, servicing the lease contracts, and remarketing the leased equipment and motor-vehicles upon termination of the lease, as well as all other related business activities. In some instances, we may sell a lease to a third-party finance company when we can recognize substantial profits on the transaction. Otherwise, we will collect and service the leases directly. Typically, our leases will be operating leases and, therefore, will not have a bargain purchase option at the conclusion of the lease. At the conclusion of the lease, we intend to remarket the leased equipment or motor-vehicles through various channels. If we cannot release the equipment to another lessee or sell the equipment in a retail setting for the equipment’s residual value, we will use local auctioneers to auction the items to the public. We initially intend to market our services to high-risk borrowers who have had prior credit problems.

We currently have two vehicle leases and one equipment lease. The vehicle leases are operating leases, and the equipment lease is a capital lease. For most of our new leases, customers will already have potential lease assets identified and priced with particular vendors. We will review the identified lease assets and provide the lease financing for the purchase of the asset, if the customer is approved. We currently locate and evaluate consumers to lease vehicles and equipment via referral from our contacts in the community. Based in the Tampa Bay area of Florida, our contacts include business associates, social acquaintances, family members, friends, and anyone else that these individuals may know, directly or indirectly. We intend to finance marketing campaigns by raising additional operating capital after we are listed on the OTCBB.

There is substantial competition in the business of selling and leasing equipment, machinery, and motor-vehicles. A number of institutions, including commercial banks, have entered the business of leasing equipment to high risk, non-prime borrowers and compete against us for the best high-risk borrowers. To some extent, we will compete with providers of alternative financing services, secondary finance companies, and other firms that have greater financial and marketing resources than we do. However, we will attempt to lease our equipment to individuals or businesses where the equipment, machinery, or motor-vehicle is essential to their business.

We are incorporated in Florida and have not yet registered to do business as a foreign company in any other state. To date, we believe we have obtained all licenses necessary to do business in the State of Florida.

We currently own only one piece of equipment and two cars. We lease such equipment and cars under three lease agreements, one of which is with a related party to the Company. We initially are offering the following lease programs:

Operating Lease with Fair Market Value (Residual) Purchase Option

We anticipate that this will initially be our primary focus. An operating lease provides us with all the tax benefits of ownership and gives the lessee a much lower payment than a financing lease would provide since the cost to acquire the equipment is much greater at the end of the lease. It also provides the lessee the option to purchase the equipment, machinery, or motor-vehicle at the end of the lease for its residual value. A lessee also may elect to release the equipment under a new lease, or return the equipment, machinery, or motor-vehicle to us. An operating lease can be structured with little or no money down, which makes it an attractive option for most of our customers.

Financing Lease (Capital Lease)

We also anticipate offering a short-term capital lease program. A capital lease provides the lessee with all the tax benefits associated with ownership of the equipment and also provides the lessee with the option to purchase the equipment at the termination of the lease for a nominal amount. For companies that intend to keep the leased equipment for a long period of time, a capital lease is an attractive option. We will likely only enter into short-term capital leases with each lease term lasting no more than 24 months. Since we intend to only enter into short-term capital leases, we will probably not be competitive in these transactions. Therefore, if we enter into a short-term capital lease, we will likely try to sell these leases to banks, credit unions, or other leasing companies.

Sales Approach

Initially we intend to focus our sales efforts within our first community, Tampa, Florida, and its surrounding areas. We intend to advertise our services on local Internet portals and search engines such as Google, Yahoo!, AOL, Excite, GO Network, and Lycos. If we are successful in initially developing our business though use of Internet portals, advertising campaigns using newspapers and direct mailers, we may want to eventually create television campaigns to further develop our business plan. We also intend to target certain markets by creating advertising campaigns specific to select expansion regions and industries. These advertising campaigns would likely be serviced via newspapers and/or direct mailers. Because we have limited capital to advertise on Internet portals and in newspapers, and have limited operations, it is likely that we will need to obtain additional financing to commence advertising at a significant level. We currently have no commitments for such financing. We may also seek strategic partnerships to create joint marketing campaigns with participating partners to share the cost of advertising and reach wider audiences; provided, however, we currently do not have any prospects for such strategic partnerships.

Need for Strategic Alliances

If we are successful in developing our business though use of Internet portals, advertising campaigns using newspapers and direct mailers, we will need to forge strategic alliances with other companies to support our growing organization. We believe we would benefit from strategic alliances in the following areas:

•	Credit — we hope to further strengthen our alliances with credit companies to enable the Company to purchase more equipment.

•	Banks and Financial Institutions – we hope to create strong ties with banks and other financial institutions so that we may sell any capital leases we enter into.

•	Internet Portals — we hope to align ourselves with several internet portals so we can obtain reduced rates for advertising and also have our banners placed across many of their websites and links.

Currently, the Company does not have any strategic alliance in this area, and there is a substantial risk that we will not be able to attract other companies to form strategic alliances.

Competition

Our primary competition is other leasing companies located in the Tampa Bay area and also national companies that service the Tampa markets. Our competition includes many private local companies and a number of publicly traded competitors located throughout the country. Currently, we have competitors who also lease to high risk, non-prime, borrowers.

Our competitors include a variety of:

•	specialty and commercial finance companies;

•	national and regional banks;

•	private mezzanine funds;

•	insurance companies;

•	private investment funds;

•	investment banks; and

•	other equity and non-equity based investment funds.

The competitive environment in the Tampa, FL market is much like that in other areas in Florida and like other areas of the country to which we hope to eventually expand. Prospective customers with good credit history will typically use more prominent and well established leasing or financing companies. Many of our competitors have greater financial, technical, marketing and other resources than we do. They also have greater access to capital than we do and at a lower cost than may be available to us. As a result, our market share and anticipated revenues may never materialize.

Major Customers

We had three major customers for the year ended December 31, 2005. Two of the three major customers for the year ended December 31, 2005 were the same customers that existed during the period May 12, 2004 (date of inception) through December 31, 2004. These three major customers as of December 31, 2005 accounted for 100 percent of our revenue. The loss of these major customers would have a negative impact on the future operations of the Company.

One of our vehicle leases is to a related party, Total M.I.S., Inc., a company wholly owned by Edwin McGusty, the Company’s founder. The percentage of revenues attributable to Edwin McGusty for the periods discussed herein are:

Related Party Percentage of Revenue

12/31/04	25%
12/31/05	27.2%
03/31/06	18.2%

Management Team

Mr. Jerry Keller is President, Secretary, Treasurer and sole director of the Company. Mr. Keller also currently serves as President of J.M. Keller Services, Inc., a company Mr. Keller founded in 2003, which is an administrative services management company. Prior to joining our Company, Mr. Keller served as President and CEO of Doc-u-care, Inc., an electronic document management systems provider that serviced general commercial businesses. Mr. Keller also owned and managed J. M. Keller Real Estate Group Inc., a commercial real estate brokerage and development company that specialized in industrial properties and provided acquisition, development, consulting, management and leasing services. He also previously served as President and Chief Executive Officer of Commercial Industrial Fasteners Corporation, a distributor of industrial hardware servicing manufacturing, fabrication and maintenance markets.

Employees

Currently, we have one executive employee, Jerry Keller. Mr. Keller is currently employed as the President of the Company, initially at a monthly compensation rate of $450.

We anticipate hiring approximately two additional employees by the first quarter of 2007. As we employ additional senior officers, it is anticipated that one or more may be offered employment contracts containing competitive provisions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a development-stage leasing company, which, through our wholly-owned subsidiary, Expedition Holdings, Inc., is dedicated to leasing equipment and vehicles to consumers by purchasing such equipment and vehicles from third parties, servicing the lease contracts, and remarketing or selling the leased equipment/motor-vehicles upon termination of the lease, as well as all other related business activities. In some cases, we may sell our leases to a third party finance company when we can recognize substantial profits on the transaction. We initially intend to market our services to higher-risk borrowers who may have had prior credit problems. As of the date of this prospectus, our activities have been limited to various organizational matters, limited operations, and the development of our business plan.

Material aspects of our current leasing agreements are as follows: (1) leases have been issued for periods of 12 to 24 months in length, (2) imputed interest rates vary, depending on the assessed financial risk of the lessee, but have historically ranged from 9.05% to 18%, and (3) the structure of the leases are either (a) full financing, whereby the payment amounts are principal cost plus interest, or (b) operating leasing, whereby the estimated residual value is considered at the end of the lease, reducing the amounts financed. There are no known future trends relating to the costs and revenues of our current lease agreements.

The Company currently has no accumulated allowance for uncollectible lease payments receivable. The Company reviews current contracts and the payment status of the same at each period end. The Company does not currently expect collection problems, and there is no history of such problems to make any assumptions about collection at this time.

The future minimum revenues described in our financial statements are a summary of the future known revenues from our current active lease contracts and do not include revenues from new lease contracts which we may enter into. The future minimum revenues are less than the historical results, as our three current leases are ending in 2006.

The impairment charge variance in the most recent year was the result of the following circumstances. The Company purchased a vehicle asset on behalf of a lessee. The lessee executed a lease but then rescinded the contract upon receipt of the vehicle. Subsequently, the Company failed to lease or sell the vehicle in a timely manner. The asset was damaged and was not covered under any insurance policy. Because the Company considered the repair estimate excessive, it decided to take the salvage value of the vehicle. The company has reviewed the events which led to this impairment charge and is considering a blanket insurance policy which would cover any uninsured, off-lease assets.

Plan of Operation

Our plan of operations for the next twelve months is to complete the following objectives:

1.	We intend to initiate additional leases of equipment and vehicles. The number of leases we ultimately enter into will be contingent upon our ability to secure additional financing to purchase the related lease assets. We currently do not have enough capital to acquire sufficient additional equipment. As part of our growth strategy, we may also use the proceeds of any additional financing to acquire another existing equipment/vehicle leasing business. If we do not secure additional financing, there can be no assurance that we will enter into any additional leases.

2.	We plan to pursue strategic alliances with credit companies and banks to enable us to purchase more equipment. We also anticipate that marketing activities will be carried throughout the course of the next twelve months with our focus on aligning ourselves with several internet portals so we can obtain reduced rates for advertising and have our banners placed across many of their websites and links. Our marketing efforts will be commensurate with the amount of equipment we are able to acquire.

3.	We anticipate ongoing general and administrative expenses for the next twelve months will increase if we are able to acquire and lease additional equipment. The general and administrative expenses for the year will consist primarily of salaries, accounting, audit fees, legal, technical support and general office expenses.

4.	We anticipate spending approximately $40,000 in completing this filing of this registration statement. These expenses will consist primarily of professional fees relating to the completion of this offering.

Liquidity and Capital Resources

As of May 31, 2006, we had cash on hand of $67,112 and working capital of $47,686. The current rate at which we are using capital in our operations can vary greatly depending on the month, especially since we must currently finance lease assets internally. One additional new lease could use the majority of our current capital. We must also maintain a sufficient amount of working capital to pay our bills and professional fees, which may require between $10,000 and $25,000 of operating capital per quarter or more for our current minimal operations. Our planned expenditures over the next twelve months will exceed our cash on hand and working capital. Accordingly, we anticipate that we will require financing in the amount of approximately $500,000 in order to carry out our plan of operations for the next twelve months.

The company has a loan from its founding shareholder for $100,000 which is due on July 1, 2007. If the Company cannot secure significant additional capital by then in order to repay the loan, the Company may be forced to abandon its plan of operations and business activities. The repayment of this loan will have a negative impact on our working capital and liquidity position. Our results of operations may be significantly affected as we may be forced to sell our leases to third parties if we are able to in order to facilitate the repayment of the loan at that time. We may have to refrain from entering into new leases if we cannot secure additional financing resources in order to have the ability to repay the loan.

During the twelve month period following the date of this registration statement, we anticipate that we will not generate revenues that exceed our operating costs. We anticipate based on our current cash and working capital and our planned expenses that we will be able to continue our plan of operations over the next three months without additional financing. We will require additional financing in order to generate sufficient revenues that exceed our operating expenses. We believe that debt financing from third parties could be an alternative for funding of our planned activities, however, we anticipate that additional funding will be in the form of equity financing from the sale of our common or preferred stock. We may also seek to obtain additional financing from our principal shareholders, although none of our shareholders have committed to advance any shareholder loans to us. In the absence of such financing, we may not be able to continue our plan of operations beyond the next three months and our business plan may fail. If we do not obtain additional financing, we will be forced to abandon our plan of operations and our business activities.

Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

COMPARISON OF HISTORICAL RESULTS—FISCAL YEARS ENDED DECEMBER 31, 2005 AND DECEMBER 31, 2004

Revenues. Overall revenues for the year ended December 31, 2005 were $11,043, as compared to revenues of $5,000 for the period May 12, 2004 (date of inception) through December 31, 2004. The increase is due to the addition of a third lease and due to the length of the periods as the year ending December 31, 2005 was a full year.

General and Administrative Expenses. General and administrative expenses consisted of payroll and related expenses for professional fees and other general corporate expenses. General and administrative expenses for the year ended December 31, 2005 were $40,093, as compared to general and administrative expenses of $62,406 for the year ended December 31, 2004. These general and administrative costs have decreased due to start up costs incurred in the year ending December 31, 2004.

Net Income (Loss). The net loss for the year ended December 31, 2005 was $34,738, as compared to a net loss of $57,228 for the year ended December 31, 2004. The decrease in net loss for the year ending December 31, 2005 is primarily due to increased revenues and lower general and administrative costs. The Company incurred a one-time impairment loss on an uninsured off-lease asset for $5,688 in 2005 which materially increased the net loss for that year.

COMPARISON OF HISTORICAL RESULTS—QUARTERS ENDED MARCH 31, 2006 AND MARCH 31, 2005

Revenues. Overall revenues for the quarter ended March 31, 2006 were $4,124, as compared to revenues of $2,400 for the quarter ended March 31, 2006. The increase is due to the addition of a third lease.

General and Administrative Expenses. General and administrative expenses for the quarter ended March 31, 2006 were $19,921, as compared to general and administrative expenses of $9,851 for the quarter ended March 31, 2005. These general and administrative costs have increased in connection with professional services rendered to the Company.

Net Income (Loss). The net loss for the quarter ended March 31, 2006 was $15,797 as compared to a net loss of $7,451 for the quarter ended March 31, 2006. The increase in net loss for the quarter ending March 31, 2006 is primarily due to increased professional fees for accounting related services.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. For a description of those estimates, see Note 1, Business and Summary of Significant Accounting Policies, contained in the explanatory notes to our audited financial statements for the year ended December 31, 2005 contained in this prospectus. On an ongoing basis, we evaluate our estimates, including those related to reserves, deferred tax assets and valuation allowance, and impairment of long-lived assets. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

Recent Accounting Pronouncements

In November 2004, FASB issued SFAS No. 151, “Inventory Costs.” The new statement amends Accounting Research Bulletin No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. This statement requires that those items be recognized as current-period charges and requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. This statement is effective for fiscal years beginning after June 15, 2005. The Company does not expect the adoption of this statement to have a material impact on its financial condition or results of operations.

In December 2004, FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment.” This statement replaces SFAS No. 123 and supersedes APB Opinion No. 25. SFAS No. 123(R) will require the fair value of all stock option awards issued to employees to be recorded as an expense over the related vesting period. It also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. The Company has not issued any stock options affected by this statement. The Company does not expect the adoption of SFAS No. 123(R) to have a material impact on its financial condition or results of operations.

In May 2005, FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” This statement applies to all voluntary changes in accounting principles and to changes required by an accounting pronouncement that does not include explicit transition provisions. SFAS No. 154 requires that changes in accounting principles be retroactively applied instead of including the cumulative effect in the statement of operations. The correction of an error will continue to require financial statement restatement. A change in accounting estimate will continue to be accounted for in the period of change and in subsequent periods, if necessary. SFAS No. 154 is effective for fiscal years beginning after December 31, 2005. The Company does not expect the adoption of this SFAS No. 154 to have a material impact on its financial condition or results of operations.

DESCRIPTION OF PROPERTY

We do not own any real estate. Office space for the Company is located at 1900 Land O’ Lakes Blvd., Suite 105, Lutz, Florida 33549. The space is provided at no charge by a related party. Our offices are in good condition, and we currently have no plans to renovate or make improvements to such real property.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, there were no transactions during the last two fiscal years, and there are no proposed transactions, that involve amounts in excess of $60,000 to which we were or are to become a party in which any director, executive officer, beneficial owner of more than five (5%) percent of our common stock, or members of their immediate families had, or is to have, a direct or indirect material interest.

On or about June 25, 2004, our wholly-owned subsidiary, Expedition Holdings, Inc. (“Expedition Holdings”) borrowed $100,000 from Total M.I.S., Inc. (“Total M.I.S.”) a company wholly owned by Edwin McGusty, our majority shareholder, and, in connection with such loan, issued to Total M.I.S. a Secured Promissory Note in the original principal amount of $100,000, bearing interest at eight percent (8%) per annum (the “Total M.I.S. Note”). Pursuant to the terms of the Total M.I.S. Note, Expedition Holdings is required to make quarterly payments of accrued interest with the principal due in one lump sum payment on June 25, 2006 which has subsequently been extended to July 1, 2007. The Total M.I.S. Note is secured by a lien in all of the assets of Expedition Holdings. On August 22, 2004, Expedition Holdings repaid Total M.I.S. $50,000, reducing the amount remaining owed to Total M.I.S. to $50,000.

Additionally, on or about October 28, 2005, our wholly-owned subsidiary, Expedition Holdings, borrowed $50,000 from Total M.I.S. and, in connection with such loan, issued to Total M.I.S. a Secured Promissory Note in the original principal amount of $50,000, bearing interest at eight percent (8%) per annum (the “Second Total M.I.S. Note”). Pursuant to the terms of the Second Total M.I.S. Note, Expedition Holdings is required to make quarterly payments of accrued interest with the principal due in one lump sum payment on July 1, 2007. As of December 31, 2005, interest payments totaling $7,320.56 since inception have been paid to Total M.I.S., Inc. by Expedition Holdings for both the Total M.I.S. Note and the Second Total M.I.S. Note which had a combined outstanding balance of $100,000.

On March 31, 2006, Total M.I.S. agreed to waive all future interest accrued on and after January 1, 2006 for the entire balance of the $100,000 amount owed.

In addition to the foregoing, in exchange for Mr. McGusty’s management services associated with our organization and the development of our business plan, he has been issued a total of 20,000,000 restricted shares of our common stock, $.00001 par value. Additionally, we have accrued $5,000 per month in compensation for Mr. McGusty for his services as an officer of the Company from May through August 2004. As of March 31, 2006, we owe the balance of the accrued $20,000.

Mr. Keller was appointed as our President (Chief Executive Officer) and sole executive officer on August 31, 2004. He is compensated $450 per month for his services. Mr. Keller is also the sole director of our Company. In addition to the foregoing, on January 26, 2006, we issued Mr. Keller 10,000 shares, initially valued at $0.01 each, of our restricted common stock for his services as our President in 2005. These shares account for the dollar amount listed as a restricted stock award in 2005. Mr. Keller does not receive compensation for his services as a director.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We currently plan to have our common stock quoted on the OTCBB, subject to the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTCBB or, if traded, that a public market will materialize.

Holders

On August 23, 2006, there were 42 registered holders or persons otherwise entitled to hold our common shares.

Outstanding Options, Warrants and Convertible Securities

We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into shares of our common stock.

Rule 144 Shares

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

1.	one percent (1%) of the number of shares of the company’s common stock then outstanding, which, in our case, will equal approximately 252,298 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements, and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, there are no shares of our common stock available for resale to the public in accordance with the requirements of Rule 144 of the Act.

Dividends

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion and development of our business. Any future determination to pay cash dividends will be at the sole discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors, as our Board of Directors may deem relevant at that time. Our Board of Directors has the right to authorize the issuance of preferred stock, without further shareholder approval, the holders of which may have preferences over the holders of the common stock as to the payment of dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has no equity compensation plans.

EXECUTIVE COMPENSATION

The following table sets forth information regarding the compensation earned by Mr. Jerry Keller, our President (Chief Executive Officer) and sole executive officer, for the fiscal years ended December 31, 2005 and 2004, respectively. No compensation was paid to Mr. Keller other than the compensation set forth below.

SUMMARY COMPENSATION TABLE

	Year	Annual Compensation		Other Annual Compensation ($)	Long-Term Compensation
Name and Principal Position		Salary	Bonus ($)		Restricted Stock Awards/ Securities Underlying Options SARs (#)		Payouts LTIP Payouts ($)	All Other Compensation ($)
Jerry Keller, President	2005(1)	$5,400	—	—	$100	(2)	—	—
	2004(3)	$1,800	—	—	—		—	—
Edwin McGusty, President	2004(4)	$20,000	—	—	—		—	—

(1)(2)(3)	Mr. Keller was appointed as our President (Chief Executive Officer) and sole executive officer on August 31, 2004. He is compensated $450 per month for his services. Mr. Keller is also the sole director of our Company. In addition to the foregoing, on January 26, 2006, we issued Mr. Keller 10,000 shares, initially valued at $0.01 each based upon the prior stock price to investors at that time, of our restricted common stock for his services as our President in 2005. These shares account for the dollar amount listed as a restricted stock award in 2005. Mr. Keller does not receive compensation for his services as a director.

(4)	Mr. McGusty served as our President (Chief Executive Officer) and sole executive officer from inception (May 12, 2004) through August 31, 2004. He was paid $5,000 per month for his services as an officer of the Company from May through August 2004. As of December 31, 2005, we owe the balance of the accrued $20,000.

Compensation of Directors

We do not pay our directors any fees or other compensation for acting as directors. Except as noted above, we have not paid any fees or other compensation to any of our directors for acting as directors to date.

Stock Option Grants

We have never granted any stock options to our directors and officers.

Exercises of Stock Options and Year End Option Values

None of our directors or officers exercised any stock options (i) during our most recent fiscal year ended December 31, 2005, or (ii) since the end of our most recent fiscal year on December 31, 2005.

Outstanding Stock Options

Our director and officer does not hold any options to purchase any shares of our common stock.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheet as of December 31, 2005	F-3
Consolidated Statements of Operations for the year ended December 31, 2005 and the periods May 12, 2004 (date of inception) through December 31, 2005 and 2004	F-4
Consolidated Statements of Changes in Stockholders’ Deficit for the period May 12, 2004 (date of inception) through December 31, 2005	F-5
Consolidated Statements of Cash Flows for the year ended December 31, 2005 and the periods May 12, 2004 (date of inception) through ended December 31, 2005 and 2004	F-6
Notes to Consolidated Financial Statements	F-7
Consolidated Balance Sheets as of March 31, 2006 (unaudited)	F-16
Consolidated Statements of Operations for the Quarter Ended March 31, 2006 and 2005 and for the period May 12, 2004 (date of inception) through March 31, 2006 (unaudited)	F-17
Consolidated Statement of Changes in Stockholders’ Deficit for the period May 12, 2004 (date of inception) through March 31, 2006 (unaudited)	F-18
Consolidated Statements of Cash Flows for the Quarter Ended March 31, 2006 and 2005 and for the period May 12, 2004 (date of inception) through March 31, 2006 (unaudited)	F-19
Notes to Consolidated Financial Statements (unaudited)	F-20

Report of Independent Registered Public Accounting Firm

Board of Directors

Expedition Leasing, Inc. and Subsidiary

Tampa, Florida

We have audited the accompanying consolidated balance sheet of Expedition Leasing, Inc. and Subsidiary (“the Company”) as of December 31, 2005 and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year then ended and the periods May 12, 2004 (date of inception) through December 31, 2005 and 2004. These consolidated financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Expedition Leasing, Inc. and Subsidiary as of December 31, 2005 and the results of its operations, changes in stockholders’ deficit, and cash flows for the year then ended and the periods May 12, 2004 (date of inception) through December 31, 2005 and 2004, and are in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company incurred a net loss of $34,738 for the year ended December 31, 2005, a net loss of $57,228 for the period May 12, 2004 (date of inception) through December 31, 2004, and a net loss of $91,966 for the period May 12, 2004 (date of inception) through December 31, 2005. As of December 31, 2005, the Company had $33,252 of negative working capital and $18,954 of cash with which to satisfy any future cash requirements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pender Newkirk & Company LLP
Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
February 17, 2006

Expedition Leasing, Inc. and Subsidiary

(A Development Stage Enterprise)

Consolidated Balance Sheet

December 31, 2005

Assets
Current assets:
Cash	$18,954
Rent and lease receivable	51,937
Prepaid expenses	6,311

Total current assets	77,202
Leased vehicles, net of accumulated depreciation of $17,352	24,982

$102,184

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$20,000
Sales tax payable	376
Accrued salaries - shareholder	20,000
Deferred interest income	3,574

Total current liabilities	43,950

Long-term liabilities:
Loan from related party	100,000

Stockholders’ deficit:
Common stock; par value $.00001; 100,000,000 shares authorized; 100,000,000 shares authorized 25,000,000 shares issued and outstanding	250
Additional paid-in capital	49,950
Accumulated deficit during the development stage	(91,966)

Total stockholders’ deficit	(41,766)

$102,184

The accompanying notes are an integral part of the consolidated financial statements.

Expedition Leasing, Inc. and Subsidiary

(A Development Stage Enterprise)

Consolidated Statements of Operations

	For the Period May 12, 2004 (date of inception) through December 31, 2005	For the Year ended December 31, 2005	For the Period May 12, 2004 (date of inception) through December 31, 2004
Revenue:
Rent	$14,600	$9,600	$5,000
Interest	1,443	1,443

	16,043	11,043	5,000

Expenses:
Automobile expense	123	123	—
Bank service charges	45	—	45
Depreciation	11,664	8,346	3,318
Interest expense	7,320	4,701	2,619
Licenses, permits, and fees	874	370	504
Organization costs	2,034	199	1,835
Salaries	27,200	5,400	21,800
Professional fees	53,239	20,954	32,285

	102,499	40,093	62,406

Net ordinary loss	(86,456)	(29,050)	(57,406)
Loss on impairment	(5,688)	(5,688)	—
Other income	178	—	178

Net loss	$(91,966)	$(34,738)	$(57,228)

Net loss per share	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares	23,976,712	23,976,712	21,681,330

The accompanying notes are an integral part of the consolidated financial statements.

Expedition Leasing, Inc. and Subsidiary

(A Development Stage Enterprise)

Consolidated Statements of Changes in Stockholders’ Deficit

For the Period May 12, 2004 (date of inception) through

December 31, 2005

	Common Stock		Common Stock		Accumulated Deficit During the Development Stage	Total
	Date	Shares	Par Value	APIC
Beginning balance	—	—	$—	$—	$—	$—
Initial issuance of stock at $0.00001 per share	5/12/04	20,000,000	200	—	—	200
Sale of stock for cash at $0.01 per share	8/12/04	2,750,000	28	27,472		27,500
Net loss for the period May 12, 2004 (date of inception) through December 31, 2004					(57,228)	(57,228)

Balance, December 31, 2004		22,750,000	228	27,472	(57,228)	(29,528)
Sale of stock for cash at $0.01 per share	3/21/05	850,000	8	8,492		8,500
Sale of stock for cash at $0.01 per share	5/23/05	1,400,000	14	13,986		14,000
Net loss for the year ended December 31, 2005					(34,738)	(34,738)

Balance, December 31, 2005		25,000,000	$250	$49,950	$(91,966)	$(41,766)

The accompanying notes are an integral part of the consolidated financial statements.

Expedition Leasing, Inc. and Subsidiary

(A Development Stage Enterprise)

Consolidated Statements of Cash Flows

	For the Period May 12, 2004 (date of inception) through December 31, 2005	For the Year ended December 31, 2005	For the Period May 12, 2004 (date of inception) through December 31, 2004
Operating activities
Net loss	$(91,966)	$(34,738)	$(57,228)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation expense	11,664	8,346	3,318
Impairment loss	5,688	5,688
Increase in:
Rent and lease receivable	(51,937)	(51,349)	(588)
Prepaid expenses	(6,311)	(6,311)	—
Increase (decrease) in:
Sales tax payable	376	320	56
Accrued salaries - shareholder	20,000	—	20,000
Deferred interest income	3,574	3,574
Accounts payable and accrued expenses	20,000	(1,904)	21,904

Net cash used by operating activities	(88,912)	(76,374)	(12,538)

Investing activities
Purchase of leased vehicles	(42,334)	(7,271)	(35,063)

Financing activities
Proceeds from loan from related party	150,000	50,000	100,000
Repayment of loan from related party	(50,000)	—	(50,000)
Issuance of common stock	50,200	22,500	27,700

Net cash provided by financing activities	150,200	72,500	77,700

Net cash increase (decrease) for periods	18,954	(11,145)	30,099
Cash at beginning of periods	—	30,099	—

Cash at end of periods	$18,954	$18,954	$30,099

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$—	$—

Cash paid for income taxes	$—	$—	$—

The accompanying notes are an integral part of the consolidated financial statements.

Expedition Leasing, Inc. and Subsidiary

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2005 and the

Periods May 12, 2004 (date of inception) through

December 31, 2005 and 2004

1. Business and Summary of Significant Accounting Policies

(a) About the Company

Expedition Leasing, Inc. and its wholly owned subsidiary, Expedition Holdings, Inc. (collectively “the Company”), were formed as Florida corporations on May 12, 2004. Expedition Holdings, Inc. was formed as a wholly owned subsidiary of Expedition Leasing, Inc. to hold the lease equipment and service the lease contracts. The accompanying consolidated financial statements include the consolidated balances of both companies. The Company initially plans to obtain additional capital through the issuance of its common stock but will consider other equity type securities and debt instruments to increase working capital.

(b) Development Stage Enterprise

The Company has been in the development stage since its formation on May 12, 2004. It has primarily engaged in initial leasing operations while raising capital to carry out its business plan. The Company expects to continue to incur significant operating losses and to generate negative cash flow from operating activities while it develops its customer base and establishes itself in the marketplace. The Company’s ability to eliminate operating losses and to generate positive cash flow from operations in the future will depend upon a variety of factors, many of which it is unable to control. If the Company is unable to implement its business plan successfully, it may not be able to eliminate operating losses, generate positive cash flow, or achieve or sustain profitability, which would materially adversely affect its business, operations, and financial results, as well as its ability to make payments on its debt obligations.

(c) Nature of the Business

The Company is an equipment, machinery, and vehicles leasing company dedicated to purchasing such assets from third parties and leasing them to individuals or businesses, pursuant to lease contracts. The Company will usually service the lease contracts directly, but in some cases, the Company may sell off leases to a third party finance company when it can recognize a substantial profit on a deal. The contracts will typically be operating leases with a term of one to three years. At the end of the lease term, if the lessee does not buy out the leased equipment, the Company will sell off the equipment at or around its expected residual value when possible.

Expedition Leasing, Inc. and Subsidiary

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2005 and the

Periods May 12, 2004 (date of inception) through

December 31, 2005 and 2004

1. Business and Summary of Significant Accounting Policies (continued)

(d) Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles (United States) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(e) Revenue Recognition

The Company is the lessor for both operating and direct financing leases. For operating leases, the Company recognizes rent revenue over the lease term on a straight-line accrual basis, which coincides with the lease invoicing. For direct-financing leases, the Company recognizes interest revenue according to the lease amortization schedule. Lease initiation fees and termination fees, if of an immaterial nature, are recognized upon invoicing, which is done at either the inception or termination of a lease, if any. Initiation and termination fees are intended to compensate the Company for the processing work and costs involved at the respective times of lease initiations and terminations.

(f) Cash

As of December 31, 2005, the Company had $18,954 in cash with which to satisfy any future cash requirements. The Company maintains its cash in bank deposit accounts, which at times, exceeds federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents. For purposes of reporting cash flows, the Company considers all cash accounts that are not subject to withdrawal restrictions or designated for equipment or vehicle acquisitions, and certificates of deposit that have an original maturity of three months or less when purchased, to be cash equivalents.

Expedition Leasing, Inc. and Subsidiary

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2005 and the

Periods May 12, 2004 (date of inception) through

December 31, 2005 and 2004

1. Business and Summary of Significant Accounting Policies (continued)

(g) Lease Receivable

During 2005, the Company entered into a direct-financing lease as a lessor of specialized equipment. The Company did not incur initial direct costs associated with this lease. The lease term began on November 1, 2005 and ends on October 31, 2006. As of December 31, 2005, the lease receivable balance was $50,440. Of this amount, $4,576 is the amount owed for December 2005, $42,190 is the total future minimum lease payments for the remainder of the lease term, $3,573 is the total deferred interest income for the remainder of the lease term, and $101 is a bargain purchase option exercisable upon termination of the lease.

(h) Leased Vehicles

Leased vehicles are recorded at cost. This cost, assuming no residual value, is depreciated using the straight-line method over the estimated useful lives of the assets, generally five years in the case of vehicles. For income tax purposes, the Company uses the accelerated method of depreciation without assigning any salvage value to the tax basis of the assets. Maintenance and repairs are charged to expense when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

(i) Impairment of Leased Vehicles

Periodically, the Company assesses the recoverability of its leased vehicles. During 2005, the Company recorded an impairment loss of $5,688 on a vehicle, which is noted in the accompanying consolidated statement of operations. The impairment loss represents the excess of the carrying amount of the vehicle as of December 31, 2005 over its fair value, which was based on a quoted salvage value.

(j) Sales Tax Liability

Sales tax is charged and due with each invoice. Sales tax is recorded as a liability when invoiced and is paid to the state on an accrual basis.

Expedition Leasing, Inc. and Subsidiary

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2005 and the

Periods May 12, 2004 (date of inception) through

December 31, 2005 and 2004

1. Business and Summary of Significant Accounting Policies (continued)

(k) Deferred Tax Assets and Liabilities

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date.

(l) Impact of Recently Issued Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” (the “Interpretation”). The Interpretation requires the consolidation of variable interest entities in which an enterprise absorbs a majority of the entity’s expected losses and receives a majority of the entity’s expected residual returns, or both, as a result of ownership, contractual, or other financial interests in the entity. Currently, entities are generally consolidated by an enterprise that has controlling financial interest through ownership of a majority voting interest in the entity. The Interpretation was originally immediately effective for variable interest entities created after January 31, 2003, and effective in the fourth quarter of the Company’s fiscal year 2003 for those created prior to February 1, 2003. However, in October 2003, FASB deferred the effective date for those variable interest entities created prior to February 1, 2003 until the Company’s first quarter of fiscal year 2004. The Company does not expect the adoption of this statement to have a material impact on its consolidated financial statements.

In May 2003, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and pre-existing instruments as of the beginning of the first interim period that commences after June 15, 2003, except for mandatory redeemable financial instruments. Mandatory redeemable financial instruments are subject to the provisions of SFAS No. 150 beginning on January 1, 2004. The Company has not entered into or modified any financial instruments affected by this statement. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial condition or results of operations.

Expedition Leasing, Inc. and Subsidiary

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2005 and the

Periods May 12, 2004 (date of inception) through

December 31, 2005 and 2004

1. Business and Summary of Significant Accounting Policies (continued)

In November 2004, FASB issued SFAS No. 151, “Inventory Costs.” The new statement amends Accounting Research Bulletin No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. This statement requires that those items be recognized as current-period charges and requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. This statement is effective for fiscal years beginning after June 15, 2005. The Company does not expect the adoption of this statement to have a material impact on its financial condition or results of operations.

In December 2004, FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment.” This statement replaces SFAS No. 123 and supersedes APB Opinion No. 25. SFAS No. 123(R) will require the fair value of all stock option awards issued to employees to be recorded as an expense over the related vesting period. It also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. The Company has not issued any stock options affected by this statement. The Company does not expect the adoption of SFAS No. 123(R) to have a material impact on its financial condition or results of operations.

In May 2005, FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” This statement applies to all voluntary changes in accounting principles and to changes required by an accounting pronouncement that does not include explicit transition provisions. SFAS No. 154 requires that changes in accounting principles be retroactively applied instead of including the cumulative effect in the statement of operations. The correction of an error will continue to require financial statement restatement. A change in accounting estimate will continue to be accounted for in the period of change and in subsequent periods, if necessary. SFAS No. 154 is effective for fiscal years beginning after December 31, 2005. The Company does not expect the adoption of this SFAS No. 154 to have a material impact on its financial condition or results of operations.

Expedition Leasing, Inc. and Subsidiary

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2005 and the

Periods May 12, 2004 (date of inception) through

December 31, 2005 and 2004

2. Concentration of Credit Risk

The Company is exposed to credit risk in the event of default by any of its customers to the extent that the difference in the resale or liquidation value of the leased asset is less than the depreciated carrying amount of the fixed asset on the accompanying consolidated balance sheet in addition to any write-off of rent receivables.

3. Going Concern

The Company incurred a net loss of $34,738 for the year ended December 31, 2005, a net loss of $57,228 for the period May 12, 2004 (date of inception) through December 31, 2004, and a net loss of $91,966 for the period May 12, 2004 (date of inception) through December 31, 2005. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. As of December 31, 2005, the Company had $33,252 of negative working capital and $18,954 of cash with which to satisfy any future cash requirements. The Company depends upon capital to be derived from future financing activities such as subsequent offerings of its common stock or debt financing in order to operate and grow the business. There can be no assurance that the Company will be successful in raising such capital. The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the Company’s business plan, the ability to raise capital in the future, the ability to expand its customer base, and the ability to hire key employees to grow the business. There may be other risks and circumstances that management may be unable to predict.

4. Income Taxes

There is no current or deferred income tax expense or benefit allocated to continuing operations for the year ended December 31, 2005 or for the period May 12, 2004 (date of inception) through December 31, 2004.

Expedition Leasing, Inc. and Subsidiary

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2005 and the

Periods May 12, 2004 (date of inception) through

December 31, 2005 and 2004

4. Income Taxes (continued)

The income tax provision differs from the amount of tax determined by applying the federal statutory rate as follows:

	Period May 12, 2004 (date of inception) through December 31, 2005	Year Ended December 31, 2005	Period May 12, 2004 (date of inception) through December 31, 2004
Income tax provision at statutory rate	$(31,269)	$(11,811)	$(19,458)
Increase (decrease) in income tax due to:
State income taxes net	(3,338)	(1,261)	(2,077)
Change in valuation allowance	34,607	11,682	22,925
All other		1,390	(1,390)

	$0	$0	$0

Net deferred tax assets and liabilities were comprised of the following:

Deferred tax asset (liability), current:
Accrued salary	$7,526
Impairment loss	2,140
Valuation allowance	(9,666)

$0

Deferred tax asset (liability), non-current:
Net operating loss	$26,331
Property and equipment	(1,390)
Valuation allowance	(24,940)

$0

The Company has not recognized an income tax benefit for its operating losses generated during 2005 based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for 2005 is offset by a valuation allowance established against deferred tax assets arising from operating losses and other temporary differences, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

As of December 31, 2005, the Company had available net operating loss carryforwards of approximately $70,000. Of this amount, approximately $41,000 and $29,000 will expire in 2024 and 2025, respectively.

Expedition Leasing, Inc. and Subsidiary

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2005 and the

Periods May 12, 2004 (date of inception) through

December 31, 2005 and 2004

5. Related Party Disclosure

(a) Accrued Salaries – Shareholder

The Company accrued $5,000 per month in compensation for its original director and officer, who is also the founding shareholder, from May through August 2004. As of December 31, 2005, the Company owes the balance of the accrued $20,000. In September, 2004, a new president was elected to carry out the business plan of the Company.

(b) Loan from Related Party

The Company had an outstanding loan from a company related by common ownership. As of December 31, 2005, the Company owed a balance of $100,000 at eight percent interest, compounded annually and payable quarterly, the funds of which are for the purpose of purchasing assets for lease contracts. The term of the loan is three years from inception on June 30, 2004, but may be paid down as other financing is secured by the Company. The loan is secured by the assets of the subsidiary through a security agreement in the event of a default.

(c) Lease to Related Party

The Company entered into a lease with a company related by common ownership on August 5, 2004. The term of the lease is for 24 months and the monthly payments are $250, plus applicable tax. The lease accounted for $1,250 in rent revenue from May 12, 2004 (date of inception) through December 31, 2004, $3,000 for the year ended December 31, 2005, and $4,250 from May 12, 2004 (date of inception) through December 31, 2005.

(d) Office Space and Equipment

The Company has had limited need for use of office space or equipment. Any use of office space or equipment supplied by related parties has, thus far, been immaterial. There has been no charge or cost accrual for any usage by the Company as of December 31, 2005.

Expedition Leasing, Inc. and Subsidiary

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2005 and the

Periods May 12, 2004 (date of inception) through

December 31, 2005 and 2004

6. Future Minimum Revenues

(a) Rent Revenue – Operating Leases

As of December 31, 2005, the monthly payment due from lease contracts in effect amounts to $5,050

(b) Interest Revenue – Direct-Financing Lease

As of December 31, 2005, the future minimum interest revenue from lease contracts in effect amounts to $3,574

7. Major Customers

The Company had two major customers for the period May 12, 2004 (date of inception) through December 31, 2004 and three major customers for the year ended December 31, 2005. Two of the three major customers for the year ended December 31, 2005 were the same customers that existed during the period May 12, 2004 (date of inception) through December 31, 2004. These customers accounted for 100 percent of the Company’s revenue. For the period May 12, 2004 (date of inception) through December 31, 2004, the Company’s two major customers accounted for $5,000 of the Company’s revenue. For the year ended December 31, 2005, the Company’s three major customers accounted for $11,043 of the Company’s revenue. For the period May 12, 2004 (date of inception) through December 31, 2005, the Company’s three major customers accounted for $16,043 of the Company’s revenue.

Expedition Leasing, Inc. & Subsidiary

(A Development Stage Enterprise)

Consolidated Balance Sheet

As of March 31, 2006 (unaudited)

ASSETS
Current assets
Cash	$30,628
Rent and Lease receivable	41,202
Prepaid expenses	4,929

Total current assets	76,759
Lease Vehicles, net of accumulated depreciation of $12,060	23,003

TOTAL ASSETS	99,762

LIABILITIES & STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Accounts payable and accrued expenses	$35,376
Accrued Salaries	20,000
Deferred interest income	1,849

Total current liabilities	57,225

Long term liabilities
Loan from related party	100,000

Total long term liabilities	100,000

Total liabilities	$157,225
Stockholders’ deficit
Preferred stock - par value $0.01 50,000,000 shares authorized No shares issued or outstanding	$—
Common stock - par value $0.00001 100,000,000 shares authorized 25,010,000 shares issued and outstanding	250
Additional paid-in capital	50,050
Deficit accumulated during the development stage	(107,763)

Total stockholders’ deficit	(57,463)

TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$99,762

The accompanying notes are an integral part of the consolidated financial statements.

Expedition Leasing, Inc. & Subsidiary

(A Development Stage Enterprise)

Consolidated Statements of Operations

	For the Period May 12, 2004 (date of inception) through March 31, 2006 (unaudited)	For the Quarter ended March 31, 2006 (unaudited)	For the Quarter ended March 31, 2005 (unaudited)
Revenue
Rent	$17,000	$2,400	$2,400
Interest	3,167	1,724

Total revenue	20,167	4,124	2,400

Expenses
Automobile expense	123
Bank service charges	105	60
Depreciation	13,393	1,729	1,907
Interest expense	7,320		986
Licenses, permits and fees	1,174	300	22
Organization costs	2,034		—
Salaries	28,650	1,450	1,350
Professional fees	69,621	16,382	5,586

Total expense	122,420	19,921	9,851

Net ordinary loss	(102,253)	(15,797)	(7,451)
Loss on Impairment	(5,688)
Other Income	178

Net loss	$(107,763)	$(15,797)	$(7,451)

Net loss per share	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares	23,334,142	25,007,111	22,750,000

The accompanying notes are an integral part of the consolidated financial statements.

Expedition Leasing, Inc. & Subsidiary

(A Development Stage Enterprise)

Consolidated Statement of Changes in Stockholders’ Deficit

For the Period May 12, 2004 (date of inception)

through March 31, 2006 (unauditied)

	Common Stock				Deficit accumulated during the development stage	Total
	Date	Shares	Par value	APIC
Beginning balance	—	—	—	—	—	—
Initial issuance of stock at $0.00001 per share	5/12/04	20,000,000	$200	$—	$—	$200
Sale of stock for cash at $0.01 per share	8/12/04	2,750,000	28	27,472		27,500
Net loss for the Period May 12, 2004 (date of inception) through December 31, 2004					(57,228)	(57,228)

Balance on December 31, 2004		22,750,000	228	27,472	(57,228)	(29,528)
Sale of stock for cash at $0.01 per share	3/21/05	850,000	8	8,492		8,500
Sale of stock for cash at $0.01 per share	5/23/05	1,400,000	14	13,986		14,000
Net loss for the year ended December 31, 2005					(34,738)	(34,738)

Balance on December 31, 2005		25,000,000	250	49,950	(91,966)	(41,766)
Issuance of stock for compensation at $0.01 per share	1/26/06	10,000	0	100		100
Net loss for the quarter ended March 31, 2006					(15,797)	(15,797)

Balance on March 31, 2006		25,010,000	250	50,050	(107,763)	(57,463)

The accompanying notes are an integral part of the consolidated financial statements.

Expedition Leasing, Inc. & Subsidiary

(A Development Stage Enterprise)

Consolidated Statements of Cash Flows

	For the Period May 12, 2004 (date of inception) through March 31, 2006 (unaudited)	For the Quarter ended March 31, 2006 (unaudited)	For the Quarter ended March 31, 2005 (unaudited)
OPERATING ACTIVITIES
Net loss	$(107,763)	$(15,797)	$(7,451)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for compensation	100	100
Depreciation expense	13,393	1,729	1,907
Impairment Loss	5,688
(Increase) decrease in:
Rent and Lease receivable	(41,202)	10,735
Prepaid Expenses	(4,929)	1,382
Increase (decrease) in:
Accrued salaries - shareholder	20,000
Deferred interest income	1,849	(1,725)
Accounts payable and accrued expenses	35,376	15,000	3,953

Net cash (used in) provided by operating activities	(77,488)	11,424	(1,591)

INVESTING ACTIVITIES
Purchase of lease vehicles	(42,334)		(7,271)
Sale of leased vehicles	250	250

Net cash (used in) provided by investing activities	(42,084)	250	(7,271)

FINANCING ACTIVITIES
Proceeds from loan from related party	100,000
Issuance of common stock	50,200		8,500

Net cash provided by financing activities	150,200	—	8,500

Net cash increase (decrease) for periods	30,628	11,674	(362)
Cash at beginning of periods	—	18,954	30,099

Cash at end of periods	$30,628	$30,628	$29,737

Supplemental disclosure of cash flow information:
Cash paid for interest	$7,320	$—	$2,619

Cash paid for income taxes	$—	$—	$—

The accompanying notes are an integral part of the consolidated financial statements.

Expedition Leasing, Inc. and Subsidiary

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

For the Quarters Ended March 31, 2006 and March 31, 2005 (unaudited)

and the Period May 12, 2004 (date of inception) through

March 31, 2006 (unaudited)

1. Business and Summary of Significant Accounting Policies

(a) About the Company

Expedition Leasing, Inc. and its wholly owned subsidiary, Expedition Holdings, Inc. (collectively “the Company”), were formed as Florida corporations on May 12, 2004. Expedition Holdings, Inc. was formed as a wholly owned subsidiary of Expedition Leasing, Inc. to hold the lease equipment and service the lease contracts. The accompanying consolidated financial statements include the consolidated balances of both companies. The Company initially plans to obtain additional capital through the issuance of its common stock but will consider other equity type securities and debt instruments to increase working capital.

(b) Development Stage Enterprise

The Company has been in the development stage since its formation on May 12, 2004. It has primarily engaged in initial leasing operations while raising capital to carry out its business plan. The Company expects to continue to incur significant operating losses and to generate negative cash flow from operating activities while it develops its customer base and establishes itself in the marketplace. The Company’s ability to eliminate operating losses and to generate positive cash flow from operations in the future will depend upon a variety of factors, many of which it is unable to control. If the Company is unable to implement its business plan successfully, it may not be able to eliminate operating losses, generate positive cash flow, or achieve or sustain profitability, which would materially adversely affect its business, operations, and financial results, as well as its ability to make payments on its debt obligations.

(c) Nature of the Business

The Company is an equipment, machinery, and vehicles leasing company dedicated to purchasing such assets from third parties and leasing them to individuals or businesses, pursuant to lease contracts. The Company will usually service the lease contracts directly, but in some cases, the Company may sell off leases to a third party finance company when it can recognize a substantial profit on a deal. The contracts will typically be operating leases with a term of one to three years. At the end of the lease term, if the lessee does not buy out the leased equipment, the Company will sell off the equipment at or around its expected residual value when possible.

Expedition Leasing, Inc. and Subsidiary

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

For the Quarters Ended March 31, 2006 and March 31, 2005 (unaudited)

and the Period May 12, 2004 (date of inception) through

March 31, 2006 (unaudited)

1. Business and Summary of Significant Accounting Policies (continued)

(d) Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles (United States) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(e) Revenue Recognition

The Company is the lessor for both operating and direct financing leases. For operating leases, the Company recognizes rent revenue over the lease term on a straight-line accrual basis, which coincides with the lease invoicing. For direct-financing leases, the Company recognizes interest revenue according to the lease amortization schedule. Lease initiation fees and termination fees, if of an immaterial nature, are recognized upon invoicing, which is done at either the inception or termination of a lease, if any. Initiation and termination fees are intended to compensate the Company for the processing work and costs involved at the respective times of lease initiations and terminations.

(f) Cash

As of March 31, 2006, the Company had $30,628 in cash with which to satisfy any future cash requirements. The Company maintains its cash in bank deposit accounts, which at times, can exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents. For purposes of reporting cash flows, the Company considers all cash accounts that are not subject to withdrawal restrictions or designated for equipment or vehicle acquisitions, and certificates of deposit that have an original maturity of three months or less when purchased, to be cash equivalents.

Expedition Leasing, Inc. and Subsidiary

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

For the Quarters Ended March 31, 2006 and March 31, 2005 (unaudited)

and the Period May 12, 2004 (date of inception) through

March 31, 2006 (unaudited)

1. Business and Summary of Significant Accounting Policies (continued)

(g) Lease Receivable

During 2005, the Company entered into a direct-financing lease as a lessor of specialized equipment. The Company did not incur initial direct costs associated with this lease. The lease term began on November 1, 2005 and ends on October 31, 2006. As of March 31, 2006, the lease receivable balance was $36,711. Of this amount, $4,576 is the amount owed for March 2006, $30,185 is the total future minimum lease payments for the remainder of the lease term, $1,849 is the total deferred interest income for the remainder of the lease term, and $101 is a bargain purchase option exercisable upon termination of the lease.

(h) Leased Vehicles

Leased vehicles are recorded at cost. This cost, assuming no residual value, is depreciated using the straight-line method over the estimated useful lives of the assets, generally five years in the case of vehicles. For income tax purposes, the Company uses the accelerated method of depreciation without assigning any salvage value to the tax basis of the assets. Maintenance and repairs are charged to expense when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

(i) Impairment of Leased Vehicles

Periodically, the Company assesses the recoverability of its leased vehicles. During 2005, the Company recorded an impairment loss of $5,688 on a vehicle, which is noted in the accompanying consolidated statement of operations. The impairment loss represents the excess of the carrying amount of the vehicle as of December 31, 2005 over its fair value, which was based on a quoted salvage value. The vehicle was sold during the quarter ending March 31, 2006 for the quoted salvage value of $250.

(j) Sales Tax Liability

Sales tax is charged and due with each invoice. Sales tax is recorded as a liability when invoiced and is paid to the state on an accrual basis.

Expedition Leasing, Inc. and Subsidiary

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

For the Quarters Ended March 31, 2006 and March 31, 2005 (unaudited)

and the Period May 12, 2004 (date of inception) through

March 31, 2006 (unaudited)

1. Business and Summary of Significant Accounting Policies (continued)

(k) Deferred Tax Assets and Liabilities

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date.

(l) Impact of Recently Issued Accounting Pronouncements

In November 2004, FASB issued SFAS No. 151, “Inventory Costs.” The new statement amends Accounting Research Bulletin No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. This statement requires that those items be recognized as current-period charges and requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. This statement is effective for fiscal years beginning after June 15, 2005. The Company does not expect the adoption of this statement to have a material impact on its financial condition or results of operations.

In December 2004, FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment.” This statement replaces SFAS No. 123 and supersedes APB Opinion No. 25. SFAS No. 123(R) will require the fair value of all stock option awards issued to employees to be recorded as an expense over the related vesting period. It also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. The Company has not issued any stock options affected by this statement. The Company does not expect the adoption of SFAS No. 123(R) to have a material impact on its financial condition or results of operations.

In May 2005, FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” This statement applies to all voluntary changes in accounting principles and to changes required by an accounting pronouncement that does not include explicit transition provisions. SFAS No. 154 requires that changes in accounting principles be retroactively applied instead of including the cumulative effect in the statement of operations. The correction of an error will continue to require financial statement restatement. A change in accounting estimate will continue to be accounted for in the period of change and in subsequent periods, if necessary. SFAS No. 154 is effective for fiscal years beginning after December 31, 2005. The Company does not expect the adoption of this SFAS No. 154 to have a material impact on its financial condition or results of operations.

Expedition Leasing, Inc. and Subsidiary

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

For the Quarters Ended March 31, 2006 and March 31, 2005 (unaudited)

and the Period May 12, 2004 (date of inception) through

March 31, 2006 (unaudited)

1. Business and Summary of Significant Accounting Policies (continued)

(m) Management’s Assertions on Interim Statements

The Company’s consolidated balance sheet as of March 31, 2006, the consolidated statements of operations and cash flows for the quarters ended March 31, 2006 and 2005 and for the period May 12, 2004 (date of inception) through March 31, 2006, and the consolidated statement of changes in stockholders’ deficit are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments necessary for the fair presentation of the Company’s financial position, results of operations, cash flows, and changes in stockholders’ deficit. Such adjustments were of a normal recurring nature. The results of operations for the quarter ended March 31, 2006 are not necessarily indicative of the results of that may be expected for the entire year.

2. Concentration of Credit Risk

The Company is exposed to credit risk in the event of default by any of its customers to the extent that the difference in the resale or liquidation value of the leased asset is less than the depreciated carrying amount of the fixed asset on the accompanying consolidated balance sheet in addition to any write-off of rent receivables.

3. Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a Going Concern. The Company incurred a net loss of $15,797 for the quarter ended March 31, 2006, a net loss of $7,451 for the quarter ended March 31, 2005, and a net loss of $107,763 for the period May 12, 2004 (date of inception) through March 31, 2006. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. As of March 31, 2006, the Company had $19,534 of working capital and $30,628 of cash with which to satisfy any future cash requirements. The Company depends upon capital to be derived from future financing activities such as subsequent offerings of its common stock or debt financing in order to operate and grow the business. There can be no assurance that the Company will be successful in raising such capital. The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the Company’s business plan, the ability to raise capital in the future, the ability to expand its customer base, and the ability to hire key employees to grow the business. There may be other risks and circumstances that management may be unable to predict.

Expedition Leasing, Inc. and Subsidiary

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

For the Quarters Ended March 31, 2006 and March 31, 2005 (unaudited)

and the Period May 12, 2004 (date of inception) through

March 31, 2006 (unaudited)

4. Income Taxes

There is no current or deferred income tax expense or benefit allocated to continuing operations for the quarters ended March 31, 2006 and March 31, 2005 or for the period May 12, 2004 (date of inception) through March 31, 2006.

The income tax provision differs from the amount of tax determined by applying the federal statutory rate as follows:

	Period May 12, 2004 (date of inception) through March 31, 2006	Quarter Ended March 31, 2006	Quarter Ended March 31, 2005
Income tax provision at statutory rate	$(36,639)	$(5,371)	$(2,533)
Increase (decrease) in income tax due to:
State income taxes net	(3,912)	(573)	(270)
Change in valuation allowance	40,551	5,194	3,553
All other		750	(750)

	$0	$0	$0

Net deferred tax assets and liabilities were comprised of the following:

Deferred tax asset (liability), current:
Accrued salary	$7,526
Valuation allowance	(7,526)

$0

Deferred tax asset (liability), non-current:
Net operating loss	$32,275
Property and equipment	(750)
Valuation allowance	(31,525)

$0

The Company has not recognized an income tax benefit for its operating losses generated during the quarter ended March 31, 2006 based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the quarter ended March 31, 2006 is offset by a valuation allowance established against deferred tax assets arising from operating losses and other temporary differences, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

As of March 31, 2006, the Company had available net operating loss carryforwards of approximately $86,000. Of this amount, approximately $41,000, $29,000, and $16,000 will expire in 2024, 2025, and 2026, respectively.

Expedition Leasing, Inc. and Subsidiary

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

For the Quarters Ended March 31, 2006 and March 31, 2005 (unaudited)

and the Period May 12, 2004 (date of inception) through

March 31, 2006 (unaudited)

5. Related Party Disclosure

(a) Accrued Salaries – Shareholder

The Company accrued $5,000 per month in compensation for its original director and officer, who is also the founding shareholder, from May through August 2004. As of March 31, 2006, the Company owes the balance of the accrued $20,000. In September, 2004, a new president was elected to carry out the business plan of the Company.

(b) Loan from Related Party

The Company had an outstanding loan from a company related by common ownership. As of March 31, 2006, the Company owed a balance of $100,000. The company related by common ownership has agreed to waive the interest fees on and after January 1, 2006. The term of the loan is three years from inception on June 30, 2004, but may be paid down as other financing is secured by the Company. The loan is secured by the assets of the subsidiary through a security agreement in the event of a default.

(c) Lease to Related Party

The Company entered into a lease with a company related by common ownership on August 5, 2004. The term of the lease is for 24 months and the monthly payments are $250, plus applicable tax. The lease accounted for $750 in rent revenue for the quarter ended March 31, 2006, $750 in rent revenue for the quarter ended March 31, 2005, and $5,000 in rent revenue for the period May 12, 2004 (date of inception) through March 31, 2006.

(d) Office Space and Equipment

The Company has had limited need for use of office space or equipment. Any use of office space or equipment supplied by related parties has, thus far, been immaterial. There has been no charge or cost accrual for any usage by the Company as of March 31, 2005.

(e) Comparability with Third Party Agreements

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

Expedition Leasing, Inc. and Subsidiary

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

For the Quarters Ended March 31, 2006 and March 31, 2005 (unaudited)

and the Period May 12, 2004 (date of inception) through

March 31, 2006 (unaudited)

6. Future Minimum Revenues

(a) Rent Revenue – Operating Leases

As of March 31, 2006, the monthly payment due from lease contracts in effect amounts to $2,650

(b) Interest Revenue – Direct-Financing Lease

As of March 31, 2006, the future minimum interest revenue from lease contracts in effect amounts to $1,849

7. Major Customers

The Company had three major customers for the quarter ended March 31, 2006, two major customers for the quarter ended March 31, 2005, and three major customers for the period May 12, 2004 (date of inception) through March 31, 2006. Two of the three major customers for the quarter ended March 31, 2006 were the same customers that existed during the quarter ended March 31, 2005. The customers noted above accounted for 100% of the Company’s revenue for all periods presented.

8. Subsequent Events

(a) Common Stock Issued – Private Equity Raise

The Company completed a private placement during May, 2006, raising $29,950 in equity financing at a price of $0.25 per share. The Company issued 119,800 shares of common stock, par value $0.00001, to 33 new investors.

(b) Common Stock Issued – Legal Services

The Company issued 100,000 shares of common stock, par value $0.00001, on May 17, 2006, in exchange for legal services.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the Company. You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Securities Exchange Act of 1934 and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders. We will not deliver such reports to our stockholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we will file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act. Once our common stock is registered under the Exchange Act, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings will be available to the public over the internet at the SEC’s website at www.sec.gov .

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation, as amended, provide that we shall, to the fullest extent permitted by law, indemnify each of our directors and officers against judgments, fines, settlements and other amounts, including expenses such as attorneys’ fees, actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.

The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs also may discourage our Company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees, even though such actions, if successful, might otherwise benefit our company and the shareholders. We believe that the indemnification provisions in our Articles of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors and officers pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$200
Transfer Agent Fees	$4,800
Accounting fees and expenses	$20,000
Legal fees and expenses	$15,000

Total	$40,000

All amounts are estimates, other than the Commission’s registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

2006 Common Stock Offering

On May 17, 2006, we completed an offering of 119,800 shares of our common stock at a price of $.25 per share to thirty-three individual investors, for total proceeds of $29,950. The offer and sale of such shares of our common stock was effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

2005 Common Stock Offering

On May 31, 2005, we completed the offering and sale of 5,000,000 shares of our common stock at a price of $.01 per share to six individual investors, for total proceeds of $50,000. The offer and sale of such shares of our common stock was effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Other Issuances of Unregistered Common Stock

Common Stock Issuance to Edwin McGusty

On May 13, 2004, we issued 20,000,000 shares of our restricted common stock to Edwin McGusty, our founder, at a share price of $.00001, for consideration of $200. Mr. McGusty developed our business plan and founded the Company. We completed this offering pursuant to Section 4(2) of the Securities Act. The 20,000,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

Common Stock Issuance to Jerry Keller

On January 26, 2006, we issued 10,000 shares of our restricted common stock to Jerry Keller in exchange for Mr. Keller’s service as our President. This stock was valued at $100 based upon the prior price of $.01 per share for stock sold to investors. We completed this offering pursuant to Section 4(2) of the Securities Act. The 10,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

Common Stock Issuance to Bush Ross, P.A.

On June 14, 2006, we issued 100,000 shares of our restricted common stock to Bush Ross, P.A., our counsel in securities matters as partial payment for services rendered in connection with our SEC filings. These services were valued at $25,000 based upon the prior price of $0.25 per share for stock sold to investors. We completed this offering pursuant to Section 4(2) of the Securities Act. The 100,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

EXHIBITS

Exhibit No.	Description
3.01*	Articles of Incorporation of Expedition Leasing, Inc.

3.02*	Articles of Amendment to Articles of Incorporation of Expedition Leasing, Inc.

3.03*	Amended and Restated Articles of Incorporation of Expedition Leasing, Inc.

3.04*	Bylaws of Expedition Leasing, Inc.

5.01	Opinion of Bush Ross, P.A., filed by amendment to this Registration Statement on Form SB-2/A.

10.01*	Form of Vehicle Lease Agreement

10.02*	Form of Equipment Lease Agreement

10.03**	Vehicle Lease Agreement dated August 5, 2004 by and between the Company and Total M.I.S, Inc.

10.04**	Extension to Vehicle Lease Agreement dated August 5, 2004 by and between the Company and Total M.I.S, Inc.

10.05**	Letter Agreement dated August 30, 2004 by and between the Company and Jerry Keller.

21.01*	List of Subsidiaries

23.01**	Consent of Certified Public Accountants.

23.02	Consent of Bush Ross, P.A. (included in Exhibit 5.01 and filed by amendment to this Registration Statement).

*	Filed as an Exhibit to Form SB-2 filed with the Securities and Exchange Commission on June 30, 2006..
**	Filed herewith.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.	to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

c.	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering;

4.	That each prospectus filed pursuant to Rule 424(b)(§230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Tampa, State of Florida, on August 25, 2006.

EXPEDITION LEASING, INC.

By	/s/ Jerry Keller
Jerry Keller
President (Principal Executive Officer), Secretary and Treasurer (Principal Accounting and Financial Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Jerry Keller
Name:	Jerry Keller
Title:	President (Principal Executive Officer), Secretary, Treasurer (Principal Accounting and Financial Officer), and sole member of the Board of Directors

Date: August 25, 2006